UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12

CVR Energy, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To the Stockholders of CVR Energy, Inc.:

On behalf of our Board of Directors and management team, I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of CVR Energy, Inc. on Thursday, June 5, 2025, at 11:30 a.m. (Central Daylight Time). Once again, our Annual Meeting will be held via live webcast, which we believe not only increases efficiency and lowers costs, but also improves our stockholders’ ability to participate.

As a maker of affordable transportation fuels and low-carbon nitrogen fertilizer products, we are proud to make modern life possible through the products we manufacture. In 2024, CVR Energy remained committed to its core Values of Safety, Environment, Integrity, Corporate Citizenship and Continuous Improvement. We were pleased to return cash to shareholders in 2024 and reported full-year net income attributable to CVR Energy stockholders of $7 million and EBITDA of $394 million with cumulative cash dividends attributable to 2024 of $1 per share.

During the year, we achieved crude utilization of 87 percent and commenced startup of the pre-treatment unit at the Wynnewood refinery. We also monetized our 50 percent interest in the Midway Pipeline at a favorable multiple and increased our ability to export products out of the Mid-Continent oil region. Our Nitrogen Fertilizer Segment achieved an ammonia utilization rate of 96 percent for the year and posted margins above mid-cycle ranges with declared cumulative cash distributions of $6.76 per common unit for 2024.

In addition, our 2023 ESG report, which further highlights our environmental, social and governance performance, is now available on our website at www.CVREnergy.com.

I encourage you to review this Proxy Statement, as well as the accompanying 2024 Annual Report, to learn more about CVR and to gain valuable information you may need to make informed decisions about the matters on which you are being asked to vote. Your vote is important and I hope that you exercise your right to vote your shares.

Thank you for your investment in CVR Energy, Inc. and for your continuing support.

Sincerely,

CVR Energy, Inc.

David L. Lamp
President and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

When:	Thursday, June 5, 2025, at 11:30 a.m. (Central Daylight Time)
Where:	Virtually via live webcast at www.virtualshareholdermeeting.com/CVI2025
Agenda:
At the Annual Meeting, you will be asked to:
1.Proposal 1: Elect the eight director nominees named in this Proxy Statement, each to serve a one-year term;
2.Proposal 2: Approve, on an advisory basis, our named executive officer compensation;
3.Proposal 3: Approve the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan;
4.Proposal 4: Ratify the appointment of our independent auditor for the 2025 fiscal year; and
5.Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who Can Vote:	Stockholders of record as of the close of business on Tuesday, April 8, 2025.
How to Vote:	Your vote is important! Even if you plan to attend the virtual Annual Meeting, it is important you vote as soon as possible using one of the following methods:

	Via the Internet: Follow the instructions in the Notice or proxy card.	Call Toll-Free: Call the toll-free number on your proxy card.	Mail Signed Proxy Card: Follow the instructions on your proxy card.
How to Request Materials:
Our proxy materials, including our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), will be available to stockholders free of charge online at www.proxyvote.com beginning on or about April 22, 2025, or by other methods set forth in this Proxy Statement.

By Order of the Board of Directors,
CVR Energy, Inc.

Melissa M. Buhrig
Executive Vice President, General Counsel and Secretary

Sugar Land, Texas

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
The Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com

PROXY STATEMENT FOR CVR ENERGY, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This is only a summary and may not contain all of the information that is important to you or that you should consider before voting. Please review this Proxy Statement in full, as well as our 2024 Annual Report.

2025 Meeting Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of CVR Energy, Inc. (“CVR Energy” or the “Company”) of proxies to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournments or postponements thereof. This Proxy Statement and the enclosed proxy card are being first made available to stockholders of record on or about April 22, 2025.

Date:	June 5, 2025
Time:	11:30 a.m. (Central Daylight Time)
Location:	Virtually via live webcast at www.virtualshareholdermeeting.com/CVI2025
Record Date:	April 8, 2025
Voting:	Only holders of record of CVR Energy, Inc.’s common stock as of the Record Date (April 8, 2025) will be entitled to notice and to vote.
How to Attend:	By entering, at the website above, the control number, which may be found on the Notice of Internet Availability of Proxy Materials sent to you.

Matters to be Voted Upon

In addition to the proposals listed below, stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Each proxy will be voted as specified by the stockholder. Any duly executed proxy not specifying to the contrary will be voted in accordance with the Board’s recommendations, listed below.

Proposals		Board Recommendation	Page Reference
Proposal 1.	Elect Eight Director Nominees	FOR ALL nominees	21
Proposal 2.	Approve, on an advisory basis, our Named Executive Officer Compensation	FOR	53
Proposal 3.	Approve the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan	FOR	54
Proposal 4.	Ratify the Appointment of our Independent Auditor for 2025	FOR	63

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc. (herein, “CVR Energy”, the “Company”, “us”, “we” and “our” as the context may require) is a diversified holding company primarily engaged in the renewable fuels and petroleum refining and marketing businesses, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP (“CVR Partners”), a publicly traded limited partnership. As of April 18, 2025, subsidiaries of CVR Energy serve as the general partner of and own approximately 37 percent of the common units of CVR Partners. Icahn Enterprises L.P. and its affiliates (“IEP”) own approximately 70 percent of CVR Energy’s outstanding common stock.

Mission and Core Values

During 2024, we continued our Mission of being a top-tier North American renewable fuels, petroleum refining, and nitrogen-based fertilizer company as measured by safe and reliable operations, superior performance, and profitable growth, as well as our focus on renewables initiatives.

Our core Values are driven by our people, inform the way we do business each and every day, and enhance our ability to accomplish our mission and related strategic objectives.

Safety
We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it.

Environment
We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it.

Integrity We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way—the right way with integrity.

Corporate Citizenship
We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and the contributions of time, knowledge, and talent of our employees to the places where we live and work.

Continuous Improvement
We believe in both individual and team success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity, and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency, and to create value across the organization.

CVR Energy Highlights

Governance
✓All directors elected annually
✓Risk oversight by full Board & its committees
✓Board oversight of cybersecurity matters
✓Annual Board and committee self-evaluations
✓Separate Chairperson and CEO roles
✓Independent directors meet periodically in executive session

Environmental, Health & Safety
✓Safety is Core Value
✓Renewable diesel unit currently configured to produce 80 million gallons of renewable diesel per year
✓Renewable feedstock pretreater capabilities
✓Two voluntary nitrous oxide abatement projects registered with the Climate Action Reserve
✓Carbon oxide capture activities
✓Published 2023 Environmental, Social & Governance (“ESG”) Report (available at www.CVREnergy.com)1

Executive Compensation
✓Alignment of executive compensation with Company performance
✓Executive compensation tied to financial and non-financial performance including environmental, health & safety performance
✓Majority of executive compensation is at-risk
✓Clawback Policy, as well as clawback provisions in our long-term incentive awards and performance-based bonus plans
✓Double trigger vesting of awards upon a change in control
✓Limited perquisites and personal benefits
✓No guaranteed minimum bonus or long-term incentive awards
✓Policy prohibiting executives from hedging or pledging our securities

1 Our 2023 ESG Report does not constitute a part of, and is not incorporated by reference into, this Proxy Statement or any other report we file with (or furnish to) the U.S. Securities and Exchange Commission (“SEC”) whether made before or after the date of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS
We are providing this Proxy Statement and related materials because our Board is soliciting your proxy to vote your shares at the 2025 Annual Meeting of Stockholders to be held on Thursday, June 5, 2025, beginning at 11:30 a.m. (Central Daylight Time) virtually at www.virtualshareholdermeeting.com/CVI2025 and at any adjournments or postponements thereof. This Proxy Statement and the enclosed proxy card are being first made available to stockholders of record on or about April 22, 2025. All stockholders are invited to attend the online virtual Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be Held on June 5, 2025:

This Proxy Statement and our 2024 Annual Report are available online at www.proxyvote.com.

What matters will be voted on, how does the Board recommend I vote, and what is required to approve each matter?

The four matters scheduled to be voted on at the Annual Meeting, the recommendations of the Board, and the approval required for each matter are listed below:

Proposals	Board Recommendation	Page Reference	Requirement to Approve
Proposal 1: Elect Eight Director Nominees	FOR ALL nominees	21
Affirmative vote of the holders of a plurality of the stock having the voting power present in person (virtually) or represented by proxy (in other words, the eight nominees who receive the most votes “FOR” their election will be elected).

Proposal 2: Approve, on an advisory basis, our Named Executive Officer Compensation	FOR	53
Affirmative vote of the holders of a majority of the stock having the voting power present in person (virtually) or represented by proxy. However, the vote is non-binding, and CVR Energy will not be required to take any action as a result of the outcome of the vote.

Proposal 3: Approve the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan	FOR	54	Affirmative vote of the holders of a majority of the stock having the voting power present in person (virtually) or represented by proxy.
Proposal 4: Ratify the Appointment of our Independent Auditor for 2025	FOR	63	Affirmative vote of the holders of a majority of the stock having the voting power present in person (virtually) or represented by proxy.

In addition to these matters, stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How do I vote?

If you were a stockholder of record at the close of business on the Record Date, April 8, 2025 (the “Record Date”), you can vote your shares by any one of the following methods:
•Before the Annual Meeting:
◦Via the internet, by visiting www.proxyvote.com and entering your control number;
◦By telephone at 1-800-690-6903 and providing your control number; or
◦By signing and returning your proxy card by mail, if you received a paper copy of the proxy materials.
•During the Annual Meeting:
◦By participating in the Annual Meeting and voting online during the Annual Meeting at www.virtualshareholdermeeting.com/CVI2025.

If you were a beneficial owner at the close of business on the Record Date, you will be sent separate voting instructions from your broker, bank, or other nominee explaining how to vote your shares. Beneficial owners who wish to vote during our online Annual Meeting must ask the broker, bank, or other nominee that holds their shares to provide them with a legal proxy to vote such shares.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or via the internet will not affect your right to attend the Annual Meeting and vote online during the Annual Meeting.

Why did I receive the Notice? How do I request a paper copy of the proxy materials and 2024 Annual Report?

Pursuant to rules adopted by the SEC, the Company has elected to provide its proxy materials over the internet. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date, April 8, 2025. All stockholders may access the proxy materials on the website referred to in the Notice: www.proxyvote.com. Our 2024 Annual Report and other periodic filings with the SEC are also available at the SEC’s website at www.SEC.gov or at www.CVREnergy.com under the heading “Investor Relations” and the subheading “SEC Filings.” Unless specifically stated herein, documents and information on our website are not incorporated by reference in this Proxy Statement.

Stockholders may request a paper copy of our proxy materials and 2024 Annual Report free of charge by:
•Requesting online at www.proxyvote.com;
•Calling 1-800-579-1639;
•Sending an email to sendmaterial@proxyvote.com including your control number; or
•Writing to Melissa M. Buhrig, Secretary, at the Company’s corporate headquarters located at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

Please make the request as instructed above on or before May 22, 2025, to facilitate timely delivery. While stockholders may request to receive paper copies of proxy materials on an ongoing basis, the Company encourages stockholders to access the proxy materials online to help reduce the costs the Company incurs in printing and mailing paper copies of the proxy materials and 2024 Annual Report.

What is a Proxy Statement?

A Proxy Statement is a document that the SEC requires us to give you when we solicit your proxy to vote your shares on your behalf. A proxy is your legal designation of another person to vote the stock you own. When you vote online, by telephone or by signing, dating and returning your proxy card, you designate two of our officers as your proxies at the Annual Meeting. These two officers are Dane J. Neumann, our Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary, and Melissa M. Buhrig, our Executive Vice President, General Counsel and Secretary, each with full power to act without the other and with full power of substitution.

Who is entitled to vote?

Holders of CVR Energy common stock at the close of business on the Record Date, April 8, 2025, are entitled to receive the Notice and to vote their shares at the Annual Meeting and any adjournments or postponements thereof. Each share of CVR Energy common stock is entitled to one vote. A list of stockholders of record will be available for inspection during normal business hours for ten days preceding the Annual Meeting at our corporate headquarters located at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479 and electronically during the Annual Meeting at www.proxyvote.com when you enter your control number. On the Record Date, there were 100,530,599 shares of CVR Energy common stock outstanding. CVR Energy common stock is our only class of voting stock issued and outstanding.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with CVR Energy’s transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company), you are considered a “stockholder of record” with respect to those shares. If your shares are held in a stock brokerage account, by a bank, or other nominee, you are considered a “beneficial owner” with respect to those shares, which shares are sometimes referred to as being held “in street name,” and access to our proxy materials is being provided to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares.

Can I revoke or change my vote?

You can change or revoke your proxy before it is voted at the Annual Meeting in one of the following ways:
•Timely delivering a valid, later-dated proxy or a later-dated vote by telephone;
•Timely delivering written notice of revocation to the Company’s Secretary at the address above; or
•Attending the Annual Meeting online and voting online during the Annual Meeting.

If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also vote at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote?” above. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

How do I attend the virtual Annual Meeting?

The Annual Meeting will be held entirely online, as permitted by Delaware law and our By-Laws. There will be no physical location at which stockholders may attend the Annual Meeting. Stockholders who wish to attend the Annual Meeting should go to www.virtualshareholdermeeting.com/CVI2025 at least ten minutes before the beginning of the Annual Meeting to register their participation and complete the verification procedures to confirm that they were stockholders of record (or a duly authorized proxy holder of a stockholders of record) as of the Record Date, April 8, 2025. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the Annual Meeting at the time the polls are open. Stockholders of record (or a duly authorized proxy holder of a stockholder of record) will need to provide their control number to verify their identity and gain access to the Annual Meeting.

How do I submit a question at the Annual Meeting?

Stockholders who are admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CVI2025 after providing their control number are permitted to submit questions electronically by following the instructions on the virtual meeting platform. Stockholders may raise any questions not answered during the Annual Meeting (such as questions raising matters of individual concern and not of general concern to all stockholders) after the Annual Meeting by contacting Investor Relations by phone at (281) 207-3205 or email at investorrelations@cvrenergy.com.

What if during the check-in time or during the Annual Meeting, I have technical difficulties or trouble accessing the live webcast?

If you encounter any difficulties accessing the live webcast during the check-in or meeting, please call the technical support number that will be posted on the Annual Meeting log-in page at www.virtualshareholdermeeting.com/CVI2025.

What quorum is required to hold the Annual Meeting?

Under our By-Laws, the presence, in person (virtually) or by proxy, of the stockholders holding a majority of the shares of the Company entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withheld votes and “broker non-votes” are counted for purposes of determining whether a quorum exists. Although not expected, if a quorum is not present or represented, a majority in interest of stockholders entitled to vote at the Annual Meeting, present in person (virtually) or represented by proxy, shall have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented by proxy.

How are votes counted?

For Proposal 1 (Elect Eight Director Nominees), your vote may be cast “FOR ALL” of the nominees, “WITHHOLD ALL” of the nominees, or your vote may be “FOR ALL EXCEPT” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your vote will have no effect on the election of such nominee.

For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN” from voting with respect to Proposals 2, 3, and 4, it has the same effect as a vote “AGAINST” the proposal. If you sign your voting instruction form with no further instructions and you are a stockholder of record as of the Record

Date, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?

Brokers, banks or other nominees holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If they do not receive specific instructions from the beneficial owner, the New York Stock Exchange (“NYSE”) rules govern whether or not the broker, bank or other nominee is permitted to vote on the beneficial owner’s behalf. The NYSE has designated certain categories of proposals as “routine,” and, in the absence of specific instructions from the beneficial owner, brokers, banks and other nominees are permitted to vote on routine matters at their discretion. In contrast, in the absence of specific instructions from the beneficial owner, brokers, banks and other nominees are prohibited from voting on any matter deemed “non-routine,” which results in a “broker non-vote” for such proposal. Proposal 4 (Ratify the Appointment of Our Independent Auditor for 2025) is considered routine and, therefore, no broker non-votes are expected for this proposal. Your broker, bank, or other nominee will not be permitted to exercise discretion to vote your shares for Proposal 1 (Elect Eight Director Nominees), Proposal 2 (Advisory Approval of Named Executive Officer Compensation), or Proposal 3 (Approval of the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan), all of which are considered non-routine. Directors are elected by a plurality vote and, therefore, shares subject to a broker non-vote with respect to the election of directors will have no effect on the election of nominees. Shares subject to a broker non-vote with respect to Proposal 2 (Advisory Approval of Named Executive Officer Compensation) or Proposal 3 (Approval of the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan) will have no effect on the approval of such proposals.

How are proxies solicited and who pays the cost of solicitation?

Proxies may be solicited by or on behalf of the Company by our directors, officers, employees or other agents by telephone, by fax, by other electronic means of communication (through electronic mail and the Company’s webpage), or in person. We will bear all costs of solicitation. Upon request, we will reimburse brokers, banks, and other nominees for the expenses they incur in forwarding the proxy materials to you. We have not engaged an outside solicitation firm in connection with the solicitation of proxies at this year’s Annual Meeting.

Where can I find the voting results?

We will publish voting results in a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days following the Annual Meeting. If on the date of this filing the inspector of election for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent amended Form 8-K filing within four business days after the final voting results are known.

Why did I receive only one Notice when there are several stockholders of record at my address?

If you and other residents at your mailing address own shares in street name, your broker, bank, or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank, or other nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank, or other nominee will have sent one copy of the Notice and, if applicable, our 2024 Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank, or other nominee.

If you did not receive an individual copy of the Notice, our 2024 Annual Report, or Proxy Statement, we will send copies to you if you contact us at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, (281) 207-3200, Attention: General Counsel & Secretary or use one of the other methods described in this Proxy Statement. If you and other residents at your address have been receiving multiple copies of the Notice or, if applicable, our 2024 Annual Report or Proxy Statement, and desire to receive only a single copy of these materials, you may contact your broker, bank, or other nominee or contact us at the above address or telephone number.

Whom should I contact if I have any questions about my common stock ownership?

If you are a stockholder of record and have any questions about your ownership of CVR Energy common stock, please contact our transfer agent at: Equiniti Trust Company, LLC or EQ (formerly American Stock Transfer &

Trust Company, LLC), 48 Wall Street, Floor 23, New York, NY 10005, Telephone: (800) 401-1957 (U.S. residents) or (800) 468-9716 (non-U.S. residents), or Website Address: www.equiniti.com. If you are a beneficial owner, holding your shares “in street name,” please contact your broker, bank, or other nominee with questions about your ownership of CVR Energy common stock.

CORPORATE GOVERNANCE

Corporate Governance Framework

Our Corporate Governance Guidelines, Second Amended and Restated By-Laws, and the charters of our Board committees guide our actions and define the primary roles, responsibilities and oversight functions of the Board and its committees. We regularly review and consider, and may make changes to these governance documents in light of the rules, regulations, and standards of the SEC and NYSE, industry best practices, and input from our Board, its committees, and our stockholders.

We have adopted a Code of Ethics and Business Conduct (the “Code”) that applies to all of our directors, officers, and employees, and also includes portions that specifically apply to our Chief Executive Officer, and all finance associates, including the Chief Financial Officer, Principal Accounting Officer, and others performing similar functions. The Code also applies to contractors, suppliers, vendors, consultants, and others who do business on our behalf, to the extent required in their agreements with us and as otherwise permitted by law. The Code strictly prohibits any act in support of human rights abuses, including forced labor and human trafficking. Our employees and directors review and acknowledge or receive training on the Code at least annually. We will post on our website or file with the SEC on Form 8-K any amendments to, or waivers from, the Code requiring disclosure under applicable rules within four business days following any such amendment or waiver.

We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by the Company and its directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. In addition, in order to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company, it is the Company’s policy not to engage in transactions in the securities of the Company, CVR Partners or IEP in violation of such laws, rules and regulations. The Company’s Insider Trading Policy was filed as Exhibit 19.1 to the Company’s 2024 Annual Report.

FIND MORE AT WWW.CVRENERGY.COM

The following governance documents are available under the “Investor Relations” heading of our website, by selecting “Corporate Governance.”

◦Code of Ethics and Business Conduct	◦Corporate Governance Guidelines
◦Audit Committee Charter	◦Compensation Committee Charter
◦Nominating and Corporate Governance Committee Charter	◦Environmental, Health & Safety Committee Charter

Printed copies of these documents are also available free of charge upon request to our Secretary via the contact methods indicated earlier in this Proxy Statement.

Board Composition

Our Board is currently comprised of four directors affirmatively determined by the Board to be independent directors under the rules and regulations of the NYSE and the SEC (Jaffrey A. Firestone, Stephen Mongillo, Mark J. Smith, and Julia Heidenreich Voliva), one employee director (David L. Lamp, our President and Chief Executive Officer (“CEO”)), and three non-management directors who are also employees of IEP or its affiliates (Dustin DeMaria, Robert E. Flint, and Colin Kwak). During 2024, three other individuals served on the Board until their resignations for personal reasons (Hunter C. Gary until his resignation on March 15, 2024, James M. Strock until his resignation on May 10, 2024, and Ted Papapostolou until his resignation on March 31, 2025).

None of our director nominees currently have any family relationship with any other director or any executive officer. The table below sets forth the names and ages of each of the nominees for our Board (each of whom is an existing director) and the month and year they first joined our Board.

Name	Age	Position	Joined Board
Robert E. Flint	47	Director and Chairperson of the Board	March 2025
Dustin DeMaria	35	Director	March 2024
Jaffrey (Jay) A. Firestone	68	Director	April 2020
Colin Kwak	49	Director	March 2025
David L. Lamp	67	Director, President and CEO	January 2018
Stephen Mongillo	63	Director	May 2012
Mark J. Smith	66	Director	March 2024
Julia Heidenreich Voliva	48	Director	May 2024

Detailed descriptions of the backgrounds, experience, and qualifications of our directors can be found in “Proposal 1” (Elect Eight Director Nominees). As required by our Corporate Governance Guidelines, the Board periodically evaluates the composition of the Board, including the skill sets, diversity, leadership qualities, background, and experience of its directors. The Board believes its current structure and composition is best for the Company and its stockholders at this time.

Board Leadership

Our Corporate Governance Guidelines provide the Board with the flexibility to exercise its business judgment to choose the optimal leadership for the Board depending upon the Company’s particular needs and circumstances. The Board is currently led by its Chairperson, Mr. Flint. The Board believes that its leadership structure, which separates the Chairperson and CEO roles, enhances accountability, and is the best structure for the Company at this time. However, the Board recognizes there is no single “right” approach, so the Board maintains the flexibility to make determinations as to the best leadership structure and allocation of responsibilities of the Chairperson and CEO as circumstances warrant. In determining the appropriate leadership structure, the Board considers, among other factors, the current composition and dynamics of the Board and the challenges and opportunities specific to the Company.

Director Qualifications and Nominations

The Board seeks a diverse group of directors who have the experience and attributes necessary to create a cohesive and effective Board, including high personal and professional ethics, integrity and values, vision and long-term strategic perspective, experience in similar industries, practical judgment, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all of our stockholders. The Board believes its members should possess a combination of skills, professional experience, and diversity of backgrounds and perspectives necessary to oversee our business.

As a result of IEP’s control of a majority of our outstanding common stock, IEP ultimately controls the election of all of the members of our Board. Consequently, our Board has deemed it appropriate not to maintain a formal policy with respect to the review of potential nominees or to charge the Nominating and Corporate Governance Committee (the “Governance Committee”) with the nomination of directors. However, all of our directors ultimately participate in the review of potential nominees to our Board. In 2025, the Board reviewed the qualifications, skills, backgrounds, and experience of our directors and director nominees, both individually and in the broader context of the Board’s overall composition and our current and anticipated future needs, as well as the vote of our stockholders from our 2024 Annual Meeting, in which stockholders overwhelmingly voted for each of our 2024 nominees, the majority of whom are nominees for the 2025 Annual Meeting.

The Board may consider candidates recommended by stockholders, as well as candidates recommended by other sources such as other directors or officers, third-party search firms, or other appropriate sources. If a stockholder wishes to recommend a candidate for director for election at the 2026 Annual Meeting of Stockholders, it must follow the procedures described below under “2026 Stockholder Proposals and Director Nominations.”

Director Independence and the “Controlled Company” Exemption

We are a controlled company under the rules of the NYSE and, as a result, we qualify for and rely on exemptions from certain requirements of the NYSE. Under the rules of the NYSE, a listed company is a controlled company when more than 50% of the voting power is held by an individual, a group, or another company. Our Board has determined that we are a controlled company because Carl C. Icahn indirectly controls approximately 69.8% of our outstanding common stock.

Due to our status as a controlled company, we are relying on exemptions from the NYSE rules that require our Board be composed of a majority of independent directors, as defined under the rules of the NYSE. Although not required by the NYSE, the Board does maintain a Compensation Committee and a Governance Committee, which are not (and are not required to be) composed solely of independent directors.

The controlled company exemption does not modify the independence requirements for the Audit Committee. The Sarbanes-Oxley Act of 2002 (as amended, the “Sarbanes-Oxley Act”) and NYSE rules require that our Audit Committee be composed entirely of independent directors. The members of the Audit Committee are Mr. Mongillo, who serves as Chairperson of the committee, Mr. Firestone and Ms. Heidenreich Voliva. All members of the Audit Committee were affirmatively determined by our Board to be “independent” and “financially literate” under the rules and regulations of the NYSE and the SEC applicable to audit committee members under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), during their time of service. In addition, Mr. Mongillo was further affirmatively determined to be an “Audit Committee Financial Expert” under the rules and requirements of the NYSE. Mr. Smith has also been affirmatively determined by our Board to be “independent” under the rules and regulations of the NYSE and the SEC.

Board Oversight and Meetings

The Board oversees the business of the Company, which is conducted by the Company’s officers and employees under the direction of the CEO. The Board performs a number of specific functions either directly or through its committees, including (among others):
•Reviewing, approving, and monitoring financial and business strategies, risks, and major corporate actions;
•Selecting, evaluating, and compensating the CEO and other executive officers of the Company;
•Reviewing the Company’s business results and compliance with its public disclosure obligations; and
•Overseeing the Company’s human capital and ESG initiatives, and cybersecurity risk.

Members of the Board are kept informed about our Company’s business by members of the Company’s management. The full Board is also advised of actions taken by the various committees of our Board at least quarterly. Directors have access to all of our books, records, and reports, and members of management are available at all times to answer their questions. Management also communicates with the various members of our Board on an informal basis, as needed, to effectively oversee the activities of the Company.

Risk Oversight

The Board considers oversight of CVR Energy’s risks and risk management activities to be a responsibility of the entire Board, though the Board also delegates certain risk oversight to certain of its committees which regularly report on such areas of oversight.

Board of Directors Overall responsibility for oversight of Company risks. Delegates responsibility for managing certain risks to its committees with regular reporting.

Audit Committee Risk Oversight Areas	Compensation Committee Risk Oversight Areas	Governance Committee Risk Oversight Areas	EH&S Committee Risk Oversight Areas
Financial exposure, insurance, legal, compliance, financial statements and reporting, technology and cybersecurity, and ESG governance initiatives	Compensation and benefits policies and programs, succession, executive performance, clawback, and ESG social initiatives	Corporate governance, Code compliance, Board and committee performance, and ESG governance initiatives	Environmental, health and safety policies, programs, procedures, regulations, compliance and initiatives, and ESG environmental initiatives

The Board’s role in risk oversight includes receiving regular reports from management on areas of material risk to the Company or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, cyber, strategic, and reputational risks. The full Board (or the appropriate committee, in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate members of management to enable the Board (or committee) to understand the Company’s risk identification, risk management, and the steps management has taken to monitor and control such exposures, including the periodic review of new and emerging risks. When a report is vetted at the committee level, the chairperson of that committee or their designee subsequently reports on the matter to the full Board. This enables the Board and its committees to coordinate the Board’s risk oversight role. The Board also believes that risk management is an integral part of CVR Energy’s annual strategic planning process, which addresses, among other things, long-term risks and opportunities. The Company maintains an Enterprise Risk Committee composed of members of management with responsibility for each business unit and risk area of the Company. The Enterprise Risk Committee reports at least quarterly to the Board or its committees, as applicable.

The CEO’s membership on, and collaboration with, the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various businesses and risks. He is available to the Board to address any questions from other directors regarding management’s ability to identify and mitigate risks and weigh them against potential rewards.

Meetings and Attendance

The Board met six times and acted by written consent nine times in 2024. Each of the directors who served during 2024, attended at least 75% of the total meetings of the Board and committees on which such director served during their respective tenure. In addition, while we do not have a policy regarding attendance at the annual meeting of stockholders, all director nominees are encouraged to attend the Annual Meeting. In 2024, six directors attended our virtual annual meeting of stockholders.

To promote open discussion among non-management and independent directors, we schedule regular executive sessions in which our independent directors and non-management directors meet without management participation. While we do not currently have a lead independent director, Mr. Mongillo presides over executive sessions held by our independent and non-management directors. Our independent directors met nine times in executive sessions during 2024.

Committees of the Board

Our Board has five main standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Environmental, Health & Safety (“EH&S”) Committee, and the Special Committee. Any standing committee with a written charter reviews the adequacy of such charter periodically or annually, as applicable, in addition to evaluating its performance and reporting to the Board on such evaluation. As noted earlier in this Proxy Statement, the charter for each of these committees (except the Special Committee, which does not have a charter) is posted on our website at www.CVREnergy.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The function of each committee is described in greater detail below.

Audit Committee Met 4 times in 2024 Acted by Written Consent 2 times in 2024 Current Members: (1) Stephen Mongillo, Chairperson (2) Jaffrey A. Firestone (3) Julia Heidenreich Voliva (3)
Primary Responsibilities:
•Oversees and reviews with management, the independent auditor, and internal auditor the integrity of the Company’s financial statements, financial reports, and other financial information
•Oversees and reviews the integrity and adequacy of the Company’s auditing, accounting and financial reporting processes, and systems of internal controls for financial reporting regarding finance, accounting, reporting, and critical accounting policies and practices
•Assists with Board oversight of the Company’s compliance with legal and regulatory requirements, including internal controls designed for that purpose and financial and related risks
•Oversees and reviews the independence, qualifications, and performance of the Company’s independent auditor including fees related thereto
•Oversees the performance of the Company’s internal audit function, including the budget and staffing thereof
•Reviews and discusses with management potential significant risks to the Company and risk mitigation efforts
•Reviews the Company’s information technology systems and associated risks and controls relating to business continuity, data privacy and cybersecurity, and contingency planning
•Assists the Board in its oversight of the governance portions of the Company’s ESG initiatives including the Company’s Code of Ethics and Business Conduct, anti-bribery and anti-corruption programs and of the overall risks relating to such ESG initiatives
•Prepares the Audit Committee report that the SEC rules require to be included in the Company’s annual proxy statement

Compensation Committee Met 3 times in 2024 Acted by Written Consent 2 times in 2024 Current Members: (4,5) Dustin DeMaria, Chairperson Jaffrey A. Firestone (3) Colin Kwak
Primary Responsibilities:
•Reviews, amends, modifies, adopts, and oversees the incentive compensation plans, equity-based compensation plans, qualified retirement plans, health and welfare plans, deferred compensation plans, and any other benefit plans, programs or arrangements sponsored or maintained by the Company
•Evaluates the performance of our executive officers and, in connection therewith, reviews and determines, or recommends to the Board, the annual salary, bonus, equity-based compensation, and other compensation, incentives and benefits of our executive officers (other than compensation and benefits provided by one of its affiliates)
•Reviews and approves any employment, consulting, change-in-control, severance or termination, or other compensation agreements or arrangements with our executive officers
•Reviews and makes recommendations to the Board with respect to the compensation of non-employee directors or any plans or programs relating thereto
•Reviews and discusses the Compensation Committee Report and the Compensation Discussion and Analysis and recommends to the Board their inclusion in the Company’s Proxy Statement
•Assists the Board in assessing any risks to the Company associated with compensation practices and policies
•Assists the Board in its oversight of the social portions of the Company’s ESG initiatives including diversity, inclusion and human rights strategies, commitments, and reporting
•Oversees and administers the Company’s Policy for the Recovery of Erroneously Awarded Compensation

Governance Committee Met 2 times in 2024 Current Members: (1,5) Julia Heidenreich Voliva, Chairperson (3) Colin Kwak Stephen Mongillo (2)
Primary Responsibilities:
•Reviews the Company’s governance policies including Corporate Governance Guidelines and any requests for waivers thereunder
•Oversees the annual self-assessment of the Board and its committees
•Assists the Board in oversight of governance and related risks
•Reviews and makes recommendations on any stockholder proposals
•Leads director orientation and continuing education
•Assists the Board in its oversight of the governance portions of the Company’s ESG initiatives including the Company’s governance practices and reputation

EH&S Committee Met 2 times in 2024 Current Members: (1,4) Mark J. Smith, Chairperson (6) Dustin DeMaria Jaffrey A. Firestone (3)
Primary Responsibilities:
•Oversees the establishment, administration and effectiveness of EH&S policies, programs, procedures, and initiatives
•Assists the Board in oversight of risks relating to EH&S, including climate-related risks
•Evaluates the Company’s contingency planning and emergency response preparedness
•Assists the Board in its oversight of the environmental, health, safety, and security portions of the Company’s ESG initiatives including the Company’s environmental, health, safety and security risks, opportunities, policies, and reporting, including those related to climate change and sustainability

Special Committee Acted by Written Consent 7 times in 2024 Current Members: (5) Robert E. Flint David L. Lamp Stephen Mongillo (2)	Primary Responsibilities: •Evaluates and approves matters arising during the intervals between Board meetings •Exercises approval authority delegated by the Board

(1)During 2024, Mr. Strock served as a member of the Audit Committee and the Chairperson of the Governance and EH&S Committees until his resignation from the Board and its committees on May 10, 2024.
(2)Independent, Financially Literate & Audit Committee Financial Expert.
(3)Independent & Financially Literate.
(4)During 2024, Mr. Gary served as a member of the Compensation and EH&S Committees until his resignation from the Board and its committees on March 15, 2024.
(5)During 2024, Mr. Papapostolou served as a member of the Compensation, Governance and Special Committees until his resignation from the Board and its committees on March 31, 2025.
(6)Independent

From time to time, the Board also convenes and appoints its members to special committees not outlined above to assume specified responsibilities designated by the Board.

Compensation Committee Interlocks and Insider Participation

Our current Compensation Committee members are Messrs. DeMaria, Firestone, and Kwak. Mr. Firestone served on the Compensation Committee for all of 2024, Mr. DeMaria served on the Compensation Committee for a portion of 2024, and Mr. Kwak did not serve of the Compensation Committee during 2024. The Board has affirmatively determined that Mr. Firestone is independent. Messrs. DeMaria and Kwak are affiliated with IEP. During 2024, two other non-management directors affiliated with IEP also served on the Compensation Committee (Messrs. Gary and Papapostolou until their resignations from the Board and its committees on March 15, 2024, and March 31, 2025, respectively). None of these current or former members of the Compensation Committee have, at any time, been an officer or employee of the Company and none have any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company. During 2024, none of our executive officers served as a member on the board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Compensation Committee or Board of Directors.

Communications with Directors

Stockholders and other interested parties wishing to communicate with our Board may send a written communication addressed to:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: General Counsel & Secretary

Our General Counsel and Secretary will forward all appropriate communications directly to our Board or to any individual director or directors, depending upon the facts and circumstances outlined in the communication. Any stockholder or other party who is interested in contacting only the independent directors or non-management directors as a group or the director who presides over the meetings of the independent directors or non-management directors may also send written communications to the contact above and should state for whom the communication is intended.

DIRECTOR COMPENSATION

Director Compensation Program

The Board, upon the recommendation of the Compensation Committee, determines the annual retainers and other compensation for our directors who are not officers or employees of CVR Energy or its affiliates (including IEP) (“Non-Employee Directors”).

Annual Compensation

Our Non-Employee Directors received the following compensation for their service on the Board and its standing committees in 2024, which compensation has remained unchanged since 2018:
•An annual cash retainer of $50,000, payable in quarterly installments;
•An annual cash retainer for service as a committee Chairperson or as a committee member, of $5,000 and $1,000, respectively, payable in quarterly installments;
•Reimbursement for out-of-pocket expenses in connection with attending meetings of the Board and its committees; and
•Reimbursement for director-related education expenses up to a maximum amount of $1,500 per year.

Special Committee—Strategic Compensation

In March 2024, the Board formed the Special Committee—Strategic, initially composed of Messrs. Strock and Smith to consider, evaluate and negotiate on behalf of the Company certain strategic transactions available to the Company and its subsidiaries. Upon the resignation of Mr. Strock from the Board and its committees in May 2024, Ms. Heidenreich Voliva was appointed to the Special Committee—Strategic. For the months of May through December 2024, directors serving on this committee received an additional cash retainer of $10,000 per month for such service.

2024 Director Compensation Table

The following table sets forth the compensation earned by each Non-Employee Director for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash (1)	All Other Compensation	Total
Jaffrey (Jay) A. Firestone (2)	$53,000	$—	$53,000
Stephen Mongillo	57,000	—	57,000
Mark J. Smith	92,706	—	92,706
James M. Strock (3)	25,179	—	25,179
Julia Heidenreich Voliva	79,762	—	79,762

(1)Amounts reflected in this column represent the retainer fees for services as a director, including those associated with committee membership (including on the Special Committee—Strategic) and service in chair positions.

(2)Mr. Firestone’s fees were paid in the Canadian dollar equivalent of $53,000 USD based on the Bank of Canada rate for the day prior to entering each installment transaction in the payment system.
(3)Mr. Strock’s fees were paid to Serve to Lead, Inc., where he served as the Chief Executive Officer and is the sole shareholder. Mr. Strock resigned from the Board and its committees on May 10, 2024.

PROPOSAL 1
ELECT EIGHT DIRECTOR NOMINEES

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING DIRECTOR NOMINEES:

Robert E. Flint	Dustin DeMaria	Jaffrey A. Firestone	Colin Kwak
David L. Lamp	Stephen Mongillo	Mark J. Smith	Julia Heidenreich Voliva

Our Board oversees the management of our business and has fixed the number of directors on the Board at eight. Directors are elected annually at our Annual Meeting. Our current directors, Messrs. Flint, DeMaria, Firestone, Kwak, Lamp, Mongillo, and Smith and Ms. Heidenreich Voliva (collectively, the “Director Nominees” and individually a “Director Nominee”), stand for election at this 2025 Annual Meeting, to serve on our Board until the 2026 Annual Meeting of Stockholders or until their successors are elected and qualified.

Recommendation of the Board

Our Board recommends that stockholders vote “FOR ALL” Director Nominees. Each Director Nominee has indicated his or her willingness to serve as a director, if elected. If for any reason any of the Director Nominees should become unable to serve as a director prior to the Annual Meeting, the proxy holders may vote for the election of a substitute nominee designated by the Board, or the Board may reduce its size.

The Director Nominees for this year’s election bring valuable diversity to the Board in terms of industries represented, experience, and tenure, factors which we consider holistically when evaluating Board composition. The Board believes each director who has been nominated is qualified to serve as a director due to the experience summarized below in the Director Nominee Skills and Experience Matrix and their biographies that follow, among other experience. The key skills identified below are those that the Board has determined to be important in light of Company’s business and strategic goals.

Director Nominee Skills and Experience Matrix
Key Skills / Experience	Flint	DeMaria	Firestone	Kwak	Lamp	Mongillo	Smith	Heidenreich Voliva
Public Company		✓	✓		✓	✓	✓	✓
Executive Leadership	✓		✓		✓	✓	✓	✓
Finance & Accounting	✓	✓	✓	✓		✓		✓
Legal / Regulatory / Compliance	✓			✓	✓		✓
Human Resources / Executive Compensation	✓		✓		✓		✓
Risk Management	✓		✓		✓	✓	✓
Industry / Operations					✓		✓	✓
Information Technology / Cybersecurity	✓	✓					✓
ESG / Sustainability / EH&S			✓		✓		✓	✓

Our Director Nominees have a wide range of additional skills and experience not mentioned above, which they will bring to their role as directors. Additionally, the lack of a checkmark for a particular skill does not mean that the Director Nominee does not possess that skill or experience, and instead the presence of a checkmark indicates that the skill is a core competency of that Director Nominee. The skills and experiences of our Director Nominees are further described in their biographies on the following pages.

DIRECTOR NOMINEES:1

Robert E. Flint
Director, Chairperson of the Board

Age: 47	Key Skills and Expertise:
Director since: 2025	✓ Executive Leadership ✓ Finance & Accounting ✓ Human Resources/Executive Compensation	✓ Information Technology/Cybersecurity ✓ Legal/Regulatory/Compliance ✓ Risk Management

Career Highlights:
Board Committees: Special	❖ Icahn Enterprises L.P., Chief Accounting Officer (since January 2024); Director of Accounting (2021 - 2023); Chief Audit Executive (2020 - 2021)
❖ Independent Consultant (2017 - 2020)

Other Public Company Directorships (current): Viskase Companies, Inc. (since March 2025)

Other Professional Experience and Community Involvement: Director, Icahn Automotive Group LLC (since October 2024); Director for Vivus LLC, WestPoint Home LLC and The Pep Boys-Manny, Moe & Jack Holding Corp. (since July 2024); Experience in corporate finance and accounting, investor relations, risk management, and serving in board and key leadership roles with both public and private entities

Education: University of Dayton School of Business Administration, B.S. in Accounting & Finance

Dustin DeMaria
Director

Age: 35	Key Skills and Expertise:
Director since: 2024	✓ Public Company ✓ Finance & Accounting	✓ Information Technology/Cybersecurity

Career Highlights:
Board Committees: Compensation, Chair EH&S	❖ Icahn Enterprises L.P., Financial Analyst (since 2022)
❖ Moelis & Company, Investment Banking Associate (2019 - 2021)

Other Public Company Directorships (current): Viskase Companies, Inc. (since 2023)

Other Professional Experience and Community Involvement: Expertise in management roles in the finance and investment banking industry; Director, Zipari, Inc. (May 2021 - February 2022)

Education: Roanoke College, B.B.A.; Cornell University, MBA

1 Each of CVR Partners, CVR Refining, LP, IEP, Icahn Automotive Group LLC, The Pep Boys-Manny, Moe & Jack Holding Corp., Viskase Companies, Inc., Vivus LLC, Voltari Corporation, and Westpoint Home LLC are or previously were indirectly controlled by Mr. Carl C. Icahn. Mr. Icahn also has or had a non-controlling interest in Enzon Pharmaceuticals, Inc. and Sandridge Energy, Inc.

Jaffrey (Jay) A. Firestone
Independent Director

Age: 68	Key Skills and Expertise:
Director since: 2020	✓ Public Company ✓ Executive Leadership ✓ Finance & Accounting	✓ Human Resources/Executive Compensation ✓ Risk Management ✓ ESG/Sustainability/EH&S

Career Highlights:
Board Committees: Audit Compensation EH&S	❖ Prodigy Pictures, Inc., Chairman and Chief Executive Officer (since 2006)

Other Public Company Directorships (current): Enzon Pharmaceuticals, Inc. (since 2022); Sandridge Energy, Inc. (since 2021)

Other Public Company Directorships (within past 5 years): Voltari Corporation (2011 - 2019)

Other Professional Experience and Community Involvement: Experience in financial reporting and service on other boards; Former Director, The Academy of Canadian Cinema and Television; Former Director, The Academy of Television Arts and Sciences International Council

Education: McMasters University, Bachelor of Commerce

Colin Kwak
Director

Age: 49	Key Skills and Expertise:
Director since: 2025	✓ Finance & Accounting	✓ Legal/Regulatory/Compliance

Career Highlights:
Board Committees: Compensation Governance	❖ Icahn Capital LP, Head Trader (since 2022)
❖ Gruss Capital Management LP, various roles including Head of Trading (2000 - 2018)

Other Professional Experience and Community Involvement: Twenty-five years of experience in trading and accounting practices

Education: University of North Carolina Wilmington, B.A.; Miami School of Law, JD

David L. Lamp
Director, President and Chief Executive Officer

Age: 67	Key Skills and Expertise:
Director since: 2018	✓ Public Company ✓ Executive Leadership ✓ Legal/Regulatory/Compliance ✓ Human Resources/Executive Compensation	✓ Risk Management ✓ Industry/Operations ✓ ESG/Sustainability/EH&S

Career Highlights:
Board Committees: Special	❖ CVR Energy, Inc., President & CEO (since 2017)
❖ Executive Chairman (since 2017) and Chairman of the Board of Directors (2018 - 2023) of the general partner of CVR Partners
❖ Over forty years of technical, commercial and operational experience in the refining and chemical industries, including with Western Refining, Inc. (“WNR”), Northern Tier Energy LP (“NTI”), and HollyFrontier Corporation

Other Public Company Directorships (current): CVR Partners, LP (since 2018)

Other Public Company Directorships (within past 5 years): CVR Refining, LP (2018 - 2019)

Education: Michigan State University, B.S. Chemical Engineering

Stephen Mongillo
Independent Director

Age: 63	Key Skills and Expertise:
Director since: 2012	✓ Public Company ✓ Executive Leadership	✓ Finance & Accounting ✓ Risk Management

Career Highlights:
Board Committees: Audit, Chair Governance Special	❖ AMPF, Inc., Chairman and Chief Executive Officer (since 2012)
❖ Over twenty-five years of experience in the financial industry and strong understanding of the complex business and financial issues encountered by large, complex companies

Other Public Company Directorships (current): Icahn Enterprises L.P. (since 2020)

Other Professional Experience and Community Involvement: Equity Member, Manufactured Housing Partners LLC (since 2022); Managing Partner, Elkmont Capital (since 2011)

Education: Trinity College, B.A.; Dartmouth College, MBA

Mark J. Smith
Independent Director

Age: 66	Key Skills and Expertise:
Director since: 2024	✓ Public Company ✓ Executive Leadership ✓ Legal/Regulatory/Compliance ✓ Human Resources/Executive Compensation	✓ Risk Management ✓ Industry/Operations ✓ Information Technology/Cybersecurity ✓ ESG/Sustainability/EH&S

Career Highlights:
Board Committees: EH&S, Chair	❖ Vertex Energy, Inc., Chief Executive Officer (since January 2025)
❖ Philadelphia Energy Solutions (PES) Liquidating Trust, Plan Administrator (since June 2020)
❖ Fulcrum Bioenergy, Inc., Chief Restructuring Officer (since April 2024)
❖ PES, Chief Executive Officer & Director (2018 - 2020)
❖ Over forty years of experience in executive leadership and general management in petroleum refining and associated businesses

Other Professional Experience and Community Involvement: Consultant in the energy industry (since April 2024); President Refining and Marketing, WNR (2006 - 2017); Vice President of Operations, CITGO Petroleum Corp.

Education: Pennsylvania State University, B.S. Chemical Engineering; Oklahoma State University, MBA

Julia Heidenreich Voliva
Independent Director

Age: 48	Key Skills and Expertise:
Director since: 2024	✓ Public Company ✓ Executive Leadership ✓ Finance & Accounting	✓ Industry/Operations ✓ ESG/Sustainability/EH&S

Career Highlights:
Board Committees: Audit Governance, Chair	❖ HF Sinclair Corporation, Vice President, Renewables (2017 - 2023)
❖ Holly Frontier Corporation, Vice President, Investor Relations (2012 - 2017)

Other Professional Experience and Community Involvement: Experience in financial statement analysis and earnings modeling; expertise in management roles in the renewable energy and banking industries; over ten years of experience in European institutional equity sales.

Education: Tufts University, B.A.

Vote Required

The eight nominees who receive the affirmative vote of the holders of a plurality of the stock having the voting power present in person (virtually) or represented by proxy will be elected. In other words, the eight nominees who receive the most votes “FOR” their election will be elected. If you withhold your vote with respect to any Director Nominee, your vote will have no effect on the election of such nominee. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, “FOR ALL” Director Nominees. Broker non-votes, if any, will have no effect on this Proposal 1.

EXECUTIVE OFFICERS

While the Board provides high-level strategy and guidance for the Company, our day-to-day activities are carried out by our executive officers. Our executive officers are appointed by the Board and act within the authorities granted by the Board and our organizational documents. In this Proxy Statement, we refer to the executive officers of our Company as our “executive officers.” The following table sets forth the names, positions, ages, background, experience, and qualifications of the current executive officers of the Company, other than Mr. Lamp, who is listed under “Director Nominees” above.

Name, Position and Age	Principal Occupation, Experience and Qualifications
Dane J. Neumann Age: 41 Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (since October 2021)
Mr. Neumann has served as our Executive Vice President, Chief Financial Officer and Assistant Secretary and as our Treasurer, and in those same roles for our affiliate, the general partner of CVR Partners, since October 2021 and February 2022, respectively. Before assuming his current roles, Mr. Neumann served as our Interim Chief Financial Officer from August to October 2021, and as Vice President – Finance & Treasurer from June 2020 to October 2021, and in those same roles for our affiliate, the general partner of CVR Partners, and in various other roles within our finance organization since June 2018, including Vice President of Financial Planning & Analysis and Director of Projects & Controls. Mr. Neumann has fifteen years of experience in the refining and petrochemicals industry in the areas of finance, accounting, business development, planning and analytics. Before joining CVR Energy, Mr. Neumann served in various roles of increasing responsibility for several formerly publicly traded refining and marketing entities, including with Andeavor (formerly Tesoro Corporation), WNR and NTI. Mr. Neumann obtained a Bachelor of Science in Finance and Political Science and an MBA from the University of Minnesota and is a Certified Public Accountant.

Mark A. Pytosh Age: 60 Executive Vice President—Corporate Services (since January 2018)
Mr. Pytosh has served as our Executive Vice President – Corporate Services since January 2018, as well as a Director and the President and Chief Executive Officer of our affiliate, the general partner of CVR Partners, since 2011 and 2014, respectively. Mr. Pytosh has over thirty years of experience in senior executive roles with various companies in the fertilizer, petroleum refining, environmental, power, solid waste and investment banking industries, including as chief financial officer for Tervita Corp., Covanta Energy Corp. and Waste Services, Inc. Mr. Pytosh has served as a director of the University of Illinois Foundation since 2007 and The Fertilizer Institute since 2015. Mr. Pytosh received a Bachelor of Science degree in chemistry from the University of Illinois, Urbana-Champaign.

Melissa M. Buhrig Age: 50 Executive Vice President, General Counsel and Secretary (since July 2018)
Ms. Buhrig has served as our Executive Vice President, General Counsel and Secretary, and in those same roles for our affiliate, the general partner of CVR Partners, since July 2018. Prior to joining CVR Energy, Ms. Buhrig served as general counsel and in various other senior executive roles, including compliance officer, for several current and former publicly traded refining and marketing entities, including with Delek US Holdings, Inc., WNR, and NTI. Ms. Buhrig has more than twenty-five years of legal and industry experience including in the areas of mergers and acquisitions, corporate governance, securities, compliance, litigation, regulatory matters, and human resources. Ms. Buhrig received a Bachelor of Arts in Political Science from the University of Michigan and a Juris Doctorate with honors from the University of Miami School of Law.

Name, Position and Age	Principal Occupation, Experience and Qualifications
C. Douglas Johnson Age: 60 Executive Vice President and Chief Commercial Officer (since March 2021)
Mr. Johnson has served as our Executive Vice President and Chief Commercial Officer since March 2021. Mr. Johnson has over thirty years of experience in the refining and petrochemicals industry in areas relating to crude oil, feedstock, product and process optimization, commercial activities, marketing, logistics and capital utilization. Prior to joining CVR Energy, he served as vice president, Asia for Marathon Petroleum Corporation (“Marathon”) from October 2018 to September 2019 and for Andeavor (formerly Tesoro Corporation), from January 2018 until its acquisition by Marathon. Prior to Andeavor, Mr. Johnson held various commercial and marketing roles with WNR, Western Refining Logistics, LP, ConocoPhillips, Tosco and British Petroleum (now BP plc). Mr. Johnson received a Bachelor of Science in Management Science from Wright State University, with a concentration in statistics.

Michael H. Wright, Jr. Age: 54 Executive Vice President and Chief Operating Officer (since January 2022)
Mr. Wright has served as our Executive Vice President and Chief Operating Officer since January 2022. Mr. Wright has nearly thirty-five years of experience in the refining and petrochemical industry, including refinery operations, capital project management, crude oil supply/logistics and refining industry consulting. Mr. Wright joined CVR Energy as a Project Manager in July 2019 and most recently served as our Vice President – Capital Projects from December 2019 to January 2022. Prior to joining CVR Energy, Mr. Wright served as Senior Consultant – Refining for Solomon Associates, from September 2018 to July 2019, and in several senior roles with HollyFrontier Corporation, from 2005 to February 2018, including Vice President – Crude Supply, Vice President and Refinery Manager of the Woods Cross Refinery, and Vice President of Capital Projects. Mr. Wright received both a Bachelor of Science in Mechanical Engineering and an MBA from the University of Utah.

Jeffrey D. Conaway Age: 50 Vice President, Chief Accounting Officer & Corporate Controller (since August 2021)
Mr. Conaway has served as our Vice President, Chief Accounting Officer & Corporate Controller, and in those same roles for our affiliate, the general partner of CVR Partners, since August 2021. Before assuming those roles, Mr. Conaway served as our Director – Commercial & Operations Accounting, since August 2020. Mr. Conaway has over twenty-five years of finance, accounting and auditing services experience. Prior to joining CVR Energy, Mr. Conaway served as assistant controller of Patterson-UTI Energy, Inc., from February 2019 to August 2020, and in various roles of increasing responsibility at CITGO Petroleum Corporation, from August 2010 to February 2019, including as senior advisor from November 2017 to February 2019. Mr. Conaway obtained a Bachelor of Business Administration with a concentration in Accounting and a MBA from Angelo State University and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

In this compensation discussion and analysis (“CD&A”) we provide stockholders with an overview of our compensation philosophy, objectives, policies, and practices during 2024, as well as the factors considered by our Compensation Committee in making compensation decisions for our “named executive officers” listed below in 2024. This CD&A should be read together with the compensation tables and related disclosures set forth below. This CD&A may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation actions, and the future compensation of our named executive officers may differ from the currently planned programs and payouts summarized in this discussion.

Named Executive Officers

This CD&A focuses on the compensation of our named executive officers, which for 2024 include:

David L. Lamp	President and Chief Executive Officer
Dane J. Neumann	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Mark A. Pytosh	Executive Vice President—Corporate Services
Melissa M. Buhrig	Executive Vice President, General Counsel and Secretary
Michael H. Wright, Jr.	Executive Vice President and Chief Operating Officer

Compensation Philosophy, Objectives and Processes

In establishing named executive officer compensation, our Compensation Committee generally seeks to:
•Incentivize important business priorities such as safety, reliability, environmental performance, and earnings growth through variable compensation earned based on the achievement of related performance goals;
•Align the named executive officers’ interests with those of our stockholders and stakeholders, including providing long-term economic benefits to the stockholder;
•Provide competitive financial incentives in the form of salary, bonuses, and benefits with the goal of retaining and attracting talented and highly motivated executive officers; and
•Maintain a compensation program whereby the named executive officers, through exceptional performance and incentive awards, have the opportunity to realize economic rewards commensurate with appropriate gains of other stockholders and stakeholders.

The Compensation Committee takes these main objectives into consideration when creating its compensation programs, setting each element of compensation under those programs, and determining the proper mix of the various compensation elements. Named executive officer compensation will generally include a mix of fixed elements, intended to provide stability, as well as variable elements, which align pay and performance, incentivizing and rewarding our named executive officers in years in which the Company achieves superior results.

The Compensation Committee also considers, among other factors, the success and performance of the Company, the contributions of named executive officers to such success and performance and the current economic conditions and industry environment in which the Company operates. From time to time, the Compensation Committee may utilize various tools in evaluating and establishing named executive officer compensation, including their own knowledge, experience, and judgment, as well as some or all of the following:
•Input from Board members or management. The Compensation Committee may, from time to time, ask that certain members of the Board and/or management provide insight into the named executive officers’ roles and responsibilities, job performance, the Company’s performance generally and among the industry, and such other information as may be requested by the Compensation Committee, including recommendations relating to named executive officer compensation.
•Market data and peer comparisons. The Compensation Committee may utilize market data that describes common executive pay practices and the executive pay practices of industry companies, which may be supplemented with broad-based compensation survey data, survey data from the energy, refining, and chemical industries that influence the competitive market for executive talent, and/or from companies comparable to the Company in terms of size and scale.

•The analysis, judgment, and expertise of an independent compensation consultant. The Compensation Committee may, from time to time, engage an independent outside compensation consultant periodically to provide a comprehensive analysis and recommendations regarding named executive officer compensation, although a compensation consultant was not engaged in 2024.

Compensation Risk Assessment

Our Compensation Committee periodically evaluates and considers risks related to our compensation policies and practices as generally applicable to employees, including our named executive officers. Our Compensation Committee believes that our policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on us. In reaching this conclusion, our Compensation Committee reviewed and discussed the design features, characteristics, and performance metrics of our compensation programs and approval mechanisms for compensation and believes the following factors, among others, mitigate any potential risks associated with our compensation policies and practices:
•Our compensation policies and practices are centrally designed and administered;
•Our compensation is balanced among (i) fixed components such as base salary and benefits, (ii) variable incentives tied to a mix of financial and operational performance, and (iii) variable long-term incentives;
•The Compensation Committee has discretion to adjust variable performance-based awards when appropriate based on our interests and the interests of our stockholders; and
•We have a Policy for the Recovery of Erroneously Awarded Compensation (“Clawback Policy”) providing for the recovery or “clawback” of certain compensation awarded to our executive officers, and certain elements of our compensation programs also contain claw-back provisions.

Compensation Process for 2024

In setting named executive officer compensation for 2024, the Compensation Committee considered the philosophies and objectives described above, utilized its members’ knowledge, experience, and judgment in assessing reasonable compensation and ensuring compensation levels remain competitive in the marketplace, consulted with Mr. Lamp regarding compensation for all of the named executive officers (other than himself), and considered the following:
•The Company’s financial and operational performance;
•Each named executive officer’s compensation levels and performance in 2023;
•Total compensation for which each named executive officer would be eligible in 2024, including the expected ratio of salary to bonus; and
•The “variable” or “at risk” components of the named executive officer compensation.

The Compensation Committee further considered the advisory vote of stockholders from its 2024 Annual Meeting, in which stockholders overwhelmingly approved, on an advisory basis, named executive officer compensation for 2023, which utilized a three-pronged program, balancing base salary with annual performance-based bonus targets and long-term incentives. The Compensation Committee concluded this three-pronged program, which is the same utilized for all management employees of the Company, supports the objectives described above, and elected to keep the compensation structure for 2024 compensation the same as 2023, as follows:

Element	Primary Objectives	Approved 2024 Compensation
Base Salary	•Attract and retain high-caliber executives to lead the Company •Provide competitive financial incentives •Reward individual performance	2024 Base Salary increased between 3.5% and 4.5% based on individual performance and/or total relative compensation levels*
Annual Performance-Based Bonus
•Attract and retain high-caliber executives to lead the Company
•Incentivize important business priorities
•Align interests of executives with those of our stockholders
•Provide competitive financial incentives
Same target payout percentages as 2023 and substantially equivalent plan document and performance metrics as described below
Long Term Incentive Awards
•Attract and retain high-caliber executives to lead the Company
•Align interests of executives with those of stockholders
•Provide competitive financial incentives
•Promote continuity and retention of management
Same percentage of Base Salary and terms as 2023, vesting ratably over three years subject to vesting conditions
* Excludes Mr. Lamp, whose 2024 base salary was established in his employment agreement dated December 22, 2021 (the “2021 Employment Agreement”).

The Compensation Committee also consulted with the compensation committee (the “UAN Committee”) of the board of directors of the general partner of CVR Partners relating to Mr. Pytosh’s 2024 compensation, as 60% of his compensation is determined by the UAN Committee, based on the general allocation of his time spent performing services for CVR Partners (60%) and CVR Energy (40%). The Compensation Committee believes the process and objectives utilized by the UAN Committee in setting named executive officer compensation, as well as the structure and elements of such compensation, are generally consistent with those utilized by the Compensation Committee. Messrs. Lamp and Neumann and Ms. Buhrig are also executive officers of the general partner of CVR Partners, although the UAN Committee does not determine any part of their compensation.

2024 Target Compensation Mix

The 2024 target compensation mix established by the Compensation Committee for our CEO and our other named executive officers was predominantly variable and “at risk”, at 75% and 73%, respectively.

2024 Target Compensation Mix

(1)Comprised of our CEO’s (i) 2024 base salary, (ii) target annual performance-based bonus opportunity awarded by the Compensation Committee under the 2024 CVR Energy, Inc. Performance-Based Bonus Plan - Corporate (the “2024 CVI Plan”), and (iii) target long-term incentive awards under or in connection with the Second Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan (the “CVI LTIP”). Actual compensation may differ therefrom.

(2)Comprised of the average of the named executive officers’ (excluding our CEO’s) compensation determined by the Compensation Committee or the UAN Committee, as applicable, comprised of: (i) 2024 base salaries; (ii) target annual performance-based bonus opportunities awarded under the 2024 CVI Plan or the 2024 CVR Partners, LP Performance-Based Bonus Plan - Fertilizer (the “2024 UAN Plan”), as applicable; and (iii) target long-term incentive awards in connection with or under the CVI LTIP or in connection with (but not under) the CVR Partners long-term incentive plan (the “UAN LTIP”), as applicable. Actual compensation may differ therefrom.

Compensation Elements for 2024

Base Salary. Base salaries are set at a level intended to enable CVR Energy to hire and retain executives and to reward individual and Company performance. The Compensation Committee approved the following base salaries for our named executive officers for 2024:

Named Executive Officer	2024 Base Salary	2023 Base Salary	Increase from Prior Year
David L. Lamp (1)	$1,100,000	$1,100,000	—%
Dane J. Neumann	546,013	522,500	4.5%
Mark A. Pytosh (2)	651,298	629,273	3.5%
Melissa M. Buhrig	660,309	631,875	4.5%
Michael H. Wright, Jr.	535,613	517,500	3.5%

(1)Mr. Lamp’s base salary was defined in his 2021 Employment Agreement and was fixed for the duration of the term, unless adjusted upward by the Compensation Committee in its sole and absolute discretion. Mr. Lamp’s salary did not increase in 2024.
(2)Mr. Pytosh’s base salaries for 2024 and 2023 comprised $260,519 and $251,709, respectively, determined by the Compensation Committee and $390,779 and $377,564, respectively, determined by the UAN Committee.

2023 Annual Performance-Based Bonus Plan Results. In February 2024, the Compensation Committee evaluated the metrics included in the CVR Energy, Inc. 2023 Performance-Based Bonus Plan - Corporate (the “2023 CVI Plan”), as well as the Compensation Committee’s objectives of rewarding employees (including named executive officers) for measured performance, aligning employee’s interests with those of its stockholders, encouraging employees to focus on targeted performance, and providing employees with the opportunity to earn additional compensation based on their and the Company’s performance. Based on these considerations and after determining that CVR Energy had achieved the Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) Threshold under the 2023 CVI Plan, the Compensation Committee approved payouts to Messrs. Lamp, Neumann, Pytosh, and Wright, and Ms. Buhrig under the 2023 CVI Plan of $1,782,100, $699,000, $359,300, $656,500 and $843,800, respectively, approximately 108% of their target annual bonus, which were paid in 2024.

In February 2024, the UAN Committee evaluated the metrics included in the CVR Partners, LP 2023 Performance-Based Bonus Plan - Fertilizer (the “2023 UAN Plan”), which applies to Mr. Pytosh and all eligible employees of the Partnership’s subsidiaries, and the UAN Committee’s objectives which are generally aligned with those of the Compensation Committee detailed above, and after determining that CVR Partners had achieved the Adjusted EBITDA Threshold under the 2023 UAN Plan, approved payout to Mr. Pytosh under the 2023 UAN Plan of $506,400, approximately 100% of his respective target annual bonus based on his base salary for CVR Partners. Other than Mr. Pytosh, no named executive officers received a payout under the 2023 UAN Plan.

2024 Annual Performance-Based Bonus Plan. In February 2024, the Compensation Committee considered the objectives and factors detailed above and, following consultation with Mr. Lamp:

•Approved the 2024 CVI Plan, which applies to all full-time employees of CVR Energy and its subsidiaries (other than employees of CVR Partners and its subsidiaries); and
•Elected to keep target payouts (as a percentage of base salary) under the 2024 CVI Plan the same as the prior year for the named executive officers, or 150% for Mr. Lamp, 135% for Mr. Pytosh, and 120% for Messrs. Neumann and Wright and Ms. Buhrig.

As with the 2023 CVI Plan, payout under the 2024 CVI Plan was dependent first on achievement of an Adjusted EBITDA Threshold1 and then on achievement under the performance measures as specified below, which contain terms generally equivalent to the 2023 CVI Plan, subject to adjustments to the reliability and operating expense measures, and the methodology for weighting performance with respect to the Environmental Events and Financial Measures. Notwithstanding the foregoing, under the 2024 CVI Plan the Compensation Committee may, in its sole and absolute discretion, wave the Adjusted EBITDA Threshold requirement, increase, decrease, or otherwise adjust performance measures, targets, and payout ranges used under the 2024 CVI Plan as a result of extraordinary or non-recurring events or other events.

EH&S Measures (25%)

Three measures evenly weighted (33-1/3% each): Total Recordable Injury Rate (“TRIR”), Process Safety Tier 1 Incident Rate (“PSIR”), and Environmental Events (“EE”), with achievement determined based on the following:

Percentage Change (over the prior year)	Bonus Achievement
Increase in TRIR, PSIR or EE	Zero
0%	50% of Target Percentage (Threshold)
Decrease > 0% and < 3%	Linear Interpolation between Threshold and Target
Decrease of 3%	Target Percentage
Decrease > 3% and < 10%	Linear Interpolation between Target and Maximum
Decrease of 10% or more, or if TRIR is maintained at or below 1.0, PSIR at or below 0.2 and EE at or below 20	150% of Target (Maximum)

Financial Measures (75%)

Four measures evenly weighted (25% each), including Reliability, Equipment Utilization, Operating Expense, and ROCE, with achievement determined based on the following:

Reliability	Bonus Achievement
Greater than 7.0%	Zero
7.00%	50% of Target Percentage (Threshold)
5.51% to 6.99%	Linear Interpolation between Threshold and Target
5.50%	Target Percentage
4.0% to 5.49%	Linear Interpolation between Target and Maximum
Less than 4.0%	150% of Target (Maximum)

Equipment Utilization (compared to plan)	Bonus Achievement
Less than 95%	Zero
95%	50% of Target Percentage (Threshold)
95.01% to 99.99%	Linear Interpolation between Threshold and Target
100%	Target Percentage
100.01% to 104.99%	Linear Interpolation between Target and Maximum
Greater than 105%	150% of Target (Maximum)
1 Per the 2024 CVI Plan, (a) Adjusted EBITDA means the Adjusted EBITDA under the Performance-Based Bonus Plan - Refining (“2024 Refining Plan”) and the 2024 UAN Plan, weighted on an absolute basis; and (b) the Adjusted EBITDA Threshold means actual maintenance and sustaining capital expenditures plus reserves for turnaround expenses plus interest on debt for the given performance period and board-directed actions. The Adjusted EBITDA Threshold is not the equivalent of Adjusted EBITDA as reflected in the 2024 Annual Report. The 2024 Refining Plan contains the same performance measures as the 2024 CVI Plan and 2024 UAN Plan.

Operating Expense (compared to budget)	Bonus Achievement
Greater than 105.0%	Zero
105%	50% of Target Percentage (Threshold)
100.1% to 104.99%	Linear Interpolation between Threshold and Target
100%	Target Percentage
95.0% to 99.99%	Linear Interpolation between Target and Maximum
Less than 95%	150% of Target (Maximum)

ROCE (Ranking vs. Peer Group)	Bonus Achievement
First (highest)	150% of Target (Maximum)
Second	125% of Target Percentage
Third	112.5% of Target Percentage
Fourth	Target Percentage (100%)
Fifth	50% of Target Percentage
Sixth	Zero
Seventh	Zero

In setting the peer group under the 2024 CVI Plan, the Compensation Committee, in consultation with Messrs. Lamp and Pytosh, evaluated the refining and nitrogen fertilizer business environments, assessed publicly traded entities in similar business lines and subject to similar regulations as the Company, and thereafter elected to keep peer groups under the 2024 CVI Plan the same as the 2023 CVI Plan, other than elimination of Green Plains Partners LP from the Fertilizer Peer Group due to its delisting in early 2024, as follows:

Refining Peer Group		Fertilizer Peer Group
Delek US Holdings, Inc.	Marathon Petroleum Co.	CF Industries Holdings, Inc.	LSB Industries, Inc.
HF Sinclair Corporation	Par Pacific Holdings, Inc.	Flotek Industries, Inc.	Nutrien Ltd.
PBF Energy, Inc.	Valero Energy Corp.	The Andersons, Inc.

2024 UAN Performance-Based Bonus Plan. Also in February 2024, the UAN Committee approved the 2024 UAN Plan with terms generally equivalent to the 2023 UAN Plan (other than elimination of Green Plains Partners LP from the Fertilizer Peer Group due to its delisting in early 2024), other than the same adjustments to the reliability and operating expense measures as made to the 2024 CVI Plan outlined above. Mr. Pytosh could have received between 0% and 150% of target under the 2024 UAN Plan (as a percentage of his base salary determined by the UAN Committee) based on the performance of CVR Partners under these performance measures.

2024 Performance-Based Bonus Plan Results. In February 2025, the Compensation Committee and, only with respect to Mr. Pytosh, the UAN Committee, evaluated and certified to the performance metrics contained in the 2024 CVI Plan and the 2024 UAN Plan, respectively, as follows:

•For the 2024 CVI Plan, the Compensation Committee determined that CVR Energy had achieved the Adjusted EBITDA Threshold, certified to the achievement of the performance metrics at 111% of target as detailed below, and as a result approved payouts for Messrs. Lamp, Neumann, Pytosh, and Wright and Ms. Buhrig under the 2024 CVI Plan of $1,831,500, $746,000, $380,200, $694,800, and $902,200, respectively.

	Measure	Measure Achievement	Payout Achievement	Weighted % Achievement
EH&S	TRIR (8.33%)	Decrease of 30%	150%	12.50%
	PSIR (8.33%)	Increase	0%	—%
	EE (8.33%) (1)	Less than 20	150%	12.50%

Financial (1)	Reliability (18.75%)	3.4%	150%	28.13%
	Equipment Utilization (18.75%)	99.5%	95%	17.81%
	Operating Expenses (18.75%)	101.0%	91%	17.06%
	ROCE (18.75%)	Second	125%	23.44%

Total Measure Achievement				111%
Payout				111%

(1)The EE and Financial Measures Achievement in this table reflects weighted results based on the applicable measure’s achievement under the 2024 UAN Plan and the 2024 Refining Plan based on Adjusted EBITDA achievement for CVR Partners and the Company’s refining segment, respectively. The Measures Achievement of CVR Partners is set forth below in the 2024 UAN Plan results section and the Measures Achievement under the 2024 Refining Plan is as follows: (a) for EE: less than 20; and (b) for the Financial Measures: Reliability: 3.9%; Equipment Utilization: 98%; Operating Expenses: 101%; and ROCE: Second.

•For the 2024 UAN Plan, the UAN Committee determined that CVR Partners had achieved the Adjusted EBITDA Threshold, certified to the achievement of the performance metrics at 128% of target as detailed below, and as a result, approved payout to Mr. Pytosh under the 2024 UAN Plan of $641,600, as further described in the 2024 Annual Report on Form 10-K filed with the SEC by CVR Partners on February 19, 2025. Other than Mr. Pytosh, no named executive officers received a payout under the 2024 UAN Plan.

	Measure	Measure Achievement	Payout Achievement	Weighted % Achievement
EH&S	TRIR (8.33%)	Decrease of 36%	150%	12.50%
	PSIR (8.33%)	No change	150%	12.50%
	EE (8.33%)	Less than 20	150%	12.50%

Financial	Reliability (18.75%)	2.6%	150%	28.13%
	Equipment Utilization (18.75%)	102.0%	119%	22.31%
	Operating Expenses (18.75%)	101.0%	88%	16.50%
	ROCE (18.75%)	Second	125%	23.44%

Total Measure Achievement				128%
Payout				128%

Long-Term Incentive Awards. The Compensation Committee believes long-term incentive compensation is one of the most crucial elements of its compensation program because it aligns the interests of management with our stockholders and serves to both incentivize and retain. As part of 2024 compensation, effective December 2023, the Compensation Committee awarded to Messrs. Lamp, Neumann, Pytosh, and Wright and Ms. Buhrig incentive units of 52,165, 19,822, 15,921, 19,633, and 23,964, respectively, which vest in one-third increments each December following the date of award, subject to the terms and conditions of the award agreement, with payout in cash based on the average closing price of a common share of CVR Energy for the ten trading days preceding the vest date. Incentive units denominated in CVR Energy common shares were selected by the Compensation Committee to ensure an equity vehicle that represents the value and significance of the Company’s combined petroleum and fertilizer segments’ revenue and operational complexity. Effective December 2023, the UAN Committee awarded to Mr. Pytosh a long-term share-based cash award of 11,066 phantom units of CVR Partners, as part of his 2024 compensation, which phantom units vest ratably over three years, subject to the terms and conditions of the award agreement. The long-term incentive and phantom units awarded as part of 2024 compensation were consistent with the named executive officer target awards, as determined by the Compensation Committee or UAN Committee, as applicable, representing, as a percentage of base salary, 150% for Mr. Lamp, 200% for Mr. Pytosh, and 120% for each of Messrs. Neumann and Wright and Ms. Buhrig. Other than Mr. Pytosh, no named executive officers were awarded phantom units of CVR Partners as part of 2024 compensation.

Equity Ownership Requirements. CVR Energy has not established equity ownership requirements for its executive officers, and all long-term incentive or phantom unit awards, as applicable (including those issued in connection with or under the CVI LTIP and in connection with (but not under) UAN LTIP, as applicable), are generally settled in cash. The Compensation Committee believes that cash-settled awards provide the CEO and the executive officers with a more attractive compensation package and are less burdensome for the Company to administer than equity-settled awards. Additionally, equity-settled compensation in the form of CVR Energy common stock would dilute the ownership interests of existing stockholders.

Hedging. We have a policy that prohibits our directors and named executive officers from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of CVR Energy securities by selling CVR Energy securities “short”, and we recommend all employees follow this practice. We also strongly recommend that directors, named executive officers and employees, as well as persons residing in their households, not trade in exchange-traded or other third-party options, warrants, puts and calls or similar instruments on CVR Energy securities, hold CVR Energy securities in margin accounts, or conduct “sales against the box” (i.e., selling of borrowed securities without ownership of sufficient shares to cover the sale).

Clawback / Recoupment of Compensation. We have a Policy for the Recovery of Erroneously Awarded Compensation applicable to executive officers that implements the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as required under the NYSE listing standards, which requires recovery of incentive-based compensation received by current or former executive officers during the three fiscal years preceding the date it is determined that the Company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. Additionally, our long-term incentive award agreements and performance-based bonus plans contain provisions providing for cancellation, forfeiture, rescission, repayment, recoupment or claw-back, as applicable, of certain compensation paid to our employees, including our named executive officers, under certain circumstances, including in the event of (i) a restatement of CVR Energy’s financial results that would reduce (or would have reduced) the amount of any previously awarded incentive units, (ii) a determination by the Board or the Compensation Committee that the grantee of an award has engaged in misconduct (including by omission) or that an event or condition has occurred, which, in each case, would have given the Company or its subsidiaries the right to terminate the grantee’s employment for cause, (iii) misconduct or gross dereliction of duty resulting in a violation of law or Company policy and causes significant harm to the Company, or (iv) other triggering events defined in the long-term incentive award agreements and CVR Energy performance-based bonus plans.

Perquisites. The Company does not currently offer perquisites to its named executive officers that are not available to other employees, and as a result, no named executive officer had perquisites in 2024 with an aggregate value in excess of $10,000.

Benefits. During 2024, all named executive officers participated in the health and welfare and retirement (401(k)) plans, which are also generally available to all other qualified salaried employees, except Mr. Wright, who elected not to participate in the health and welfare benefit plans.

Severance Benefits. Mr. Lamp has provisions in his employment agreements with CVR Energy (discussed in more detail below) that provide for severance benefits in the event of a termination of his employment under certain circumstances. Additionally, all of our other named executive officers are participants in a Change in Control and Severance Plan (the “CVI Severance Plan”), which provides for severance benefits in the event of employment termination under certain circumstances. The severance to which the named executive officers may become entitled is described below in “Change-in-Control and Termination Payments.”

CVR Partners. As noted above, a number of our executive officers, including our named executive officers other than Mr. Wright, also serve as executive officers of our affiliate, the general partner of CVR Partners. All of our named executive officers receive their compensation and benefits from us, including compensation related to services performed for CVR Partners. In addition to the compensation received by Mr. Pytosh from us, he also receives, as determined by the UAN Committee, a base salary and long-term incentive phantom unit and performance-based bonus awards under any long-term incentive or performance-based bonus plan adopted by CVR

Partners. In the future, our other named executive officers may also receive equity-based awards under any long-term incentive plan that may be adopted by CVR Partners for services provided to CVR Partners.

Pursuant to a Corporate Master Services Agreement (“Corporate MSA”) entered into among certain of our subsidiaries and CVR Partners, certain of its subsidiaries and its general partner, CVR Partners (or its subsidiaries or its general partner, as the case may be) pays us a monthly fee generally reflecting (a) a pro rata share of personnel costs incurred by us in connection with the employment of our employees who provide services to CVR Partners, including an allocated portion of performance-based bonuses, incentive units, and performance units issued by us to those employees, (b) a pro rata share of certain general and administrative costs based on the estimated portion of such services that are for the benefit of CVR Partners, and (c) various other administrative costs in accordance with the terms of the Corporate MSA. Additional detail regarding the Corporate MSA and our rights and obligations thereunder can be found in the section “Relationships and Related Parties.”

Tax Considerations. Section 162(m) of the Code generally limits deductions by publicly held corporations for compensation paid to its “covered employees” to the extent that the employee’s compensation for the taxable year exceeds $1.0 million. The Compensation Committee seeks to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with our strategies and goals.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the CD&A with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee

Dustin DeMaria, Chairperson
Jaffrey A. Firestone
Colin Kwak

April 22, 2025

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth the compensation for our named executive officers for the years ended December 31, 2024, 2023, and 2022. As of December 31, 2024, all of our named executive officers were employed by an indirect subsidiary of CVR Energy. The compensation shown reflects the portion of such named executive officers’ compensation defined by the Compensation Committee and attributable to services performed for our business, and the portion of such named executive officers’ compensation attributable to services performed for CVR Partners.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

David L. Lamp, President and Chief Executive Officer	2024	$1,100,000	$—	$1,726,419	$1,831,500	$27,558	$4,685,477
	2023	1,100,000	—	1,592,076	1,782,100	26,658	4,500,834
	2022	1,100,000	—	1,247,425	1,947,100	26,312	4,320,837
Dane J. Neumann, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2024	$546,013	$—	$685,323	$746,000	$21,240	$1,998,576
	2023	522,500	150,000	604,967	699,000	20,286	1,996,753
	2022	450,000	—	453,609	650,200	18,740	1,572,549
Mark A. Pytosh, Executive Vice President—Corporate Services	2024	$651,298	$—	$1,329,884	$1,021,800	$24,264	$3,027,246
	2023	629,273	—	1,181,850	865,700	22,122	2,698,945
	2022	607,993	—	1,023,993	851,500	20,622	2,504,108
Melissa M. Buhrig, Executive Vice President, General Counsel and Secretary	2024	$660,309	$—	$828,678	$902,200	$21,510	$2,412,697
	2023	631,875	200,000	731,381	843,800	20,610	2,427,666
	2022	598,934	—	543,574	886,000	19,110	2,047,618
Michael H. Wright, Jr., Executive Vice President and Chief Operating Officer	2024	$535,613	$—	$672,779	$694,800	$21,942	$1,925,134
	2023	517,500	—	599,199	656,500	21,042	1,794,241
	2022	500,000	—	873,225	648,300	19,120	2,040,645

(1)Amounts in this column reflect the base salaries of the named executive officers, and for 2022, (a) for Mr. Neumann, the total base salary received, including as a result of salary adjustments approved by the Compensation Committee in February and October 2022; and (b) for Mr. Wright, the total base salary received, including for time periods prior to his appointment to Chief Operating Officer in January 2022.
(2)Amounts in this column include a discretionary bonus amount, if any, paid based on individual performance, significant achievements, and related factors. Amounts in this column for 2023 for Mr. Neumann and Ms. Buhrig represent one-time bonuses in recognition of their respective outstanding performance in connection with, and the successful completion of, CVR Energy’s effort to transform its business by segregating its renewables business, operations and assets from its other business lines.
(3)Amounts in this column reflect the aggregate grant date fair value, as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“Topic 718”), of incentive units granted to each named executive officer during the periods specified in connection with or under the CVI LTIP, and additionally for Mr. Pytosh, phantom units granted in connection with (but not under) the UAN LTIP.
(4)Amounts in this column reflect amounts earned under the CVR Energy performance-based bonus plan for the applicable year, and additionally for Mr. Pytosh, amounts earned under the CVR Partners performance-based bonus plan for the applicable year, each of which were paid in the following year.
(5)2024 amounts in this column reflect the following:

Name	401(k) Plan (a)	Life Insurance (b)	Other
David L. Lamp	$20,700	$6,858	$—
Dane J. Neumann	20,700	540	—
Mark A. Pytosh	20,700	3,564	—
Melissa M. Buhrig	20,700	810	—
Michael H. Wright, Jr.	20,700	1,242	—
(a)Reflects employer contributions under the 401(k) plan.
(b)Reflects the imputed income amount that is included in taxable income for each named executive officer pursuant to the Group Term Life Insurance Plan.

Grants of Plan-Based Awards

The following table sets forth information concerning amounts that could have been earned by our named executive officers under the 2024 CVI Plan and, additionally with respect to Mr. Pytosh, under the 2024 UAN Plan, as well as amounts that could have been earned from long-term incentive awards granted under the CVI LTIP and, with respect to Mr. Pytosh, from long-term cash phantom unit awards granted in connection with (but not under) the UAN LTIP during 2024:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)

Name	Bonus Plan / Award Type	Grant Date (3)	Threshold (4)	Target	Maximum	Number of Shares of Stock or Units	Grant Date Fair Value
David L. Lamp	2024 CVI Plan	2/16/24	$68,756	$1,650,000	$2,475,000	—	—
	Incentive Units	12/11/24	—	—	—	86,842	$1,726,419
Dane J. Neumann	2024 CVI Plan	2/16/24	$27,303	$655,216	$982,823	—	—
	Incentive Units	12/11/24	—	—	—	34,473	$685,323
Mark A. Pytosh	2024 CVI Plan	2/16/24	$14,655	$351,701	$527,551	—	—
	2024 UAN Plan	2/16/24	21,984	527,579	791,368	—	—
	Incentive Units	12/11/24	—	—	—	27,431	$545,328
	Phantom Units	12/11/24	—	—	—	10,261	784,556
Melissa M. Buhrig	2024 CVI Plan	2/16/24	$33,018	$792,371	$1,188,556	—	—
	Incentive Units	12/11/24	—	—	—	41,684	$828,678
Michael H. Wright, Jr.	2024 CVI Plan	2/16/24	$26,783	$642,736	$964,103	—	—
	Incentive Units	12/11/24	—	—	—	33,842	$672,779

(1)Amounts in these columns reflect amounts that could have been earned by the named executive officers under the 2024 CVI Plan or under the 2024 UAN Plan (with respect to Mr. Pytosh) with respect to each performance measure, excluding the impact of any individual discretionary performance adjustments. The performance measures for 2024 were set by the Compensation Committee and the UAN Committee, as applicable, as described in the “Compensation Discussion and Analysis.”
(2)Amounts in these columns reflect the number of and grant date fair value, as calculated in accordance with Topic 718, of (i) incentive units awarded to Messrs. Lamp, Neumann, Pytosh and Wright and Ms. Buhrig during 2024 as part of 2025 compensation under the CVI LTIP; and (ii) a long-term incentive award of phantom units awarded to Mr. Pytosh during 2024 as part of 2025 compensation in connection with (but not under) the UAN LTIP.
(3)The Grant Date reflected for the 2024 CVI Plan and the 2024 UAN Plan reflects the date the Compensation Committee or the UAN Committee, as applicable, approved the 2024 CVI Plan and the 2024 UAN Plan, respectively.
(4)For the 2024 CVI Plan and the 2024 UAN Plan, “Threshold” represents the minimum payout thereunder, assuming CVR Energy and CVR Partners, as applicable, have satisfied the Adjusted EBITDA Thresholds and have achieved performance under one of the EH&S measures equal to the prior year performance, resulting in payout of 50% of the 8.33% measure value, or 4.167% of total target payout. For more information and full description of the 2024 CVI Plan and the 2024 UAN Plan, see “Compensation Discussion and Analysis.” However, in certain circumstances, including in the event the Adjusted EBITDA Threshold is not achieved, the named executive officers may receive payout that is less than the Threshold or zero.

Option Grant Practices

In recent years, we have not granted stock options, stock appreciation rights or similar instruments with option-like features to our employees. We therefore (i) do not grant, and have not granted, such instruments in anticipation of the release of material nonpublic information, (ii) do not time, and have not timed, the release of material nonpublic information based on grant dates of such instruments or for the purpose of affecting the value of executive compensation and (iii) do not take, and have not taken, material nonpublic information into account when determining the timing and terms of such instruments. As options, stock appreciation rights or similar instruments with option-like features have not been an element of employee compensation in recent years, we do not have a formal policy with respect to the timing of grants thereof, and we did not grant options, stock appreciation rights or similar instruments with option-like features in 2024.

Employment Agreement and Incentive Payment

Other than Mr. Lamp, none of our named executive officers have an employment agreement with CVR Energy or its subsidiaries. During 2024, Mr. Lamp was subject to the 2021 Employment Agreement, which became effective on December 22, 2021 and expired on December 31, 2024, following the completion of its three-year term. Under the 2021 Employment Agreement, in addition to the ability to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy in effect from time to time on the same basis as other senior executives of CVR Energy, Mr. Lamp was eligible to annually receive:
•A base salary of $1,100,000;
•A cash bonus with a target award equal to 150% of his annual base salary, with the actual amount of such bonus received based upon individual and/or CVR Energy performance criteria established by the CVI Compensation Committee for the applicable fiscal year, and subject to the terms of the applicable bonus plan; and
•For each fiscal year during the term of the 2021 Employment Agreement, an incentive unit award equal to 150% of his annual base salary granted under or in connection with the CVI LTIP.

The 2021 Employment Agreement provided Mr. Lamp with certain severance payments under certain circumstances in the event his employment terminated, which payments are described below under “Change-in-Control and Termination Payments,” and required Mr. Lamp to abide by a perpetual restrictive covenant relating to non-disclosure and non-disparagement, as well as covenants relating to non-solicitation and non-competition that govern during his employment and thereafter for the period severance or supplemental disability payments are paid and, if no severance or supplemental disability payments are paid, for six months following termination of employment.

Mr. Lamp was also eligible to receive an incentive payment of $10,000,000 (the “Incentive Payment”), payable if either the conditions set forth in the 2021 Employment Agreement or the separate Performance Unit Award Agreement (as amended, the “PU Award Agreement”), were fulfilled, as follows:

Agreement	Conditions	Measurement Period
2021 Employment Agreement
•A transaction is consummated that constitutes a Change-in-Control,(1) or
•The Board approves a transaction which, if consummated, would constitute a Change-in-Control(1) and such transaction is consummated on or prior to December 31, 2025
On or prior to December 31, 2024
PU Award Agreement	The average closing price of CVR Energy’s common stock is equal to or greater than $60.00 per share (subject to any equitable adjustments required to account for splits, dividends, combinations, acquisitions, dispositions, recapitalizations and the like)	30-trading day period: January 6, 2025 - February 20, 2025

(1)Change-in-Control as defined in the 2021 Employment Agreement.

Mr. Lamp’s right to receive the Incentive Payment under the 2021 Employment Agreement expired along with the 2021 Employment Agreement on December 31, 2024, with the condition unsatisfied and no Incentive Payment paid or to be paid thereunder. The Performance Cycle under the PU Award Agreement expired on December 31, 2024, and the measurement period thereunder expired on February 20, 2025, with the condition under the PU Award Agreement unsatisfied and no Incentive Payment paid or to be paid thereunder. The descriptions of the Incentive Payment under the terms of the 2021 Employment Agreement and the PU Award Agreement are qualified in their entirety by the text of such agreements, each as referenced in previous filings with the SEC or as exhibits to the 2024 Annual Report.

On December 12, 2024, Mr. Lamp entered into a new employment agreement with CVR Energy (the “2024 Employment Agreement”), which became effective on January 1, 2025, immediately following the scheduled expiration of the 2021 Employment Agreement on December 31, 2024. The 2024 Employment Agreement has a two-year term ending on December 31, 2026, unless earlier terminated by CVR Energy or Mr. Lamp. Under the 2024 Employment Agreement, in addition to the ability to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy in effect from time to time on the same basis as other senior executives of CVR Energy and subject to the terms and conditions of such plans and programs, Mr. Lamp is also eligible to annually receive:
•A base salary of $1,200,000;
•A cash bonus with a target award equal to 150% of his annual base salary, with the actual amount of such bonus received based upon individual and/or CVR Energy performance criteria established by the CVI Compensation Committee for the applicable fiscal year, and subject to the terms of the applicable bonus plan; and
•An award under or in connection with the CVR Energy LTIP with an aggregate annual target award opportunity equal to 150% of his annual base salary (a “CEO LTIP Award”), and such awards are expected to vest ratably on each of the three years following the grant date, subject to certain customary forfeiture and acceleration provisions and the terms of the applicable award agreement.

The 2024 Employment Agreement also provides Mr. Lamp with severance payments in the event his employment is terminated for any reason other than (i) by CVR Energy for Cause (as defined the 2024 Employment Agreement), or (ii) by Mr. Lamp without Good Reason (as defined in the 2024 Employment Agreement) and without the provision of six months’ notice of termination, and requires Mr. Lamp to abide by a perpetual restrictive covenant relating to non-disclosure and non-disparagement, as well as covenants relating to non-solicitation and non-competition that govern during his employment and thereafter for the period severance or supplemental disability payments are paid and, if no severance or supplemental disability payments are paid, for six months following termination of employment. Such payments are described below under “Change-in-Control and Termination Payments.” The description of the 2024 Employment Agreement is qualified in its entirety by the text of such agreement, as referenced in previous filings with the SEC or as an exhibit to the 2024 Annual Report.

Outstanding Equity Awards at Fiscal Year End 2024

The following table sets forth information concerning outstanding incentive unit awards made by CVR Energy granted in connection with or under the CVI LTIP, as well as outstanding long-term cash phantom unit awards granted in connection with (but not under) the UAN LTIP, that were held by the named executive officers as of December 31, 2024. All of the outstanding shares or units reflected below are subject to accelerated vesting under certain circumstances as described in more detail in the section titled “Change-in-Control and Termination Payments.”

			Equity Awards That Have Not Vested
Name	Award Type (1)	Grant Date	Number of Shares or Units	Market Value of Shares or Units (2)
David L. Lamp	Incentive Units	12/14/22	13,962	$345,420
	Incentive Units	12/13/23	34,776	703,866
	Incentive Units	12/11/24	86,842	1,627,419
Dane J. Neumann	Incentive Units	12/14/22	5,077	$125,605
	Incentive Units	12/13/23	13,214	267,451
	Incentive Units	12/11/24	34,473	646,024
Mark A. Pytosh	Phantom Units	12/14/22	2,000	$218,540
	Incentive Units	12/14/22	4,116	101,830
	Phantom Units	12/13/23	7,377	609,709
	Incentive Units	12/13/23	10,614	214,827
	Phantom Units	12/11/24	10,261	779,426
	Incentive Units	12/11/24	27,431	514,057
Melissa M. Buhrig	Incentive Units	12/14/22	6,084	$150,518
	Incentive Units	12/13/23	15,976	323,354
	Incentive Units	12/11/24	41,684	781,158
Michael H. Wright	Incentive Units	2/16/22	6,613	$195,348
	Incentive Units	12/14/22	5,077	125,605
	Incentive Units	12/13/23	13,088	264,901
	Incentive Units	12/11/24	33,842	634,199

(1)These incentive and phantom units vest ratably in annual installments in each of the three years following the date of grant, subject to the terms of the applicable award agreement. Incentive units granted on December 11, 2024, were granted under the CVI LTIP. All other incentive units and the phantom units reflected in this table, including but not limited to the phantom units granted on December 11, 2024, were granted in connection with (and not under) the CVI LTIP and UAN LTIP, respectively.
(2)This column represents the number of unvested units outstanding on December 31, 2024, multiplied by: (a) for incentive units issued on December 11, 2024, $18.74 (the December 31, 2024, closing price of CVR Energy common stock (the “CVI Closing Price”)); (b) for incentive units issued on December 13, 2023, $20.24 (equal to the CVI Closing Price plus $1.50 in accrued dividends); (c) for incentive units issued on December 14, 2022, $24.74 (equal to the CVI Closing Price plus $6.00 in accrued dividends); (d) for incentive units issued on February 16, 2022, $29.54 (equal to the CVI Closing Price plus $10.80 in accrued dividends); (e) for phantom units issued on December 11, 2024 to Mr. Pytosh, $75.96 (equal to the December 31, 2024 closing price of CVR Partners’ common units (the “UAN Closing Price”)); (f) for phantom units issued on December 13, 2023 to Mr. Pytosh, $82.65 (equal to the UAN Closing Price, plus $6.69 in accrued distributions); and (g) for phantom units issued on December 14, 2022 to Mr. Pytosh, $109.27 (equal to the UAN Closing Price, plus $33.31 in accrued distributions).

Equity Awards Vested During Fiscal Year 2024

This table sets forth information concerning incentive unit awards granted by CVR Energy, as well as phantom unit awards by CVR Partners, as applicable, that vested during 2024. All of the awards that vested during 2024 were granted in connection with (but not under) the CVI LTIP and UAN LTIP, respectively.

		Equity Awards
Name	Award Type	Number of Shares or Units Acquired on Vesting	Value Realized on Vesting
David L. Lamp	Incentive Units	24,177	$722,651	(1)
	Incentive Units	13,963	350,332	(2)
	Incentive Units	17,389	358,040	(3)
		55,529	$1,431,023

Dane J. Neumann	Incentive Units	7,736	$231,229	(1)
	Incentive Units	5,077	127,382	(2)
	Incentive Units	6,608	136,059	(3)
		19,421	$494,670

Mark A. Pytosh	Incentive Units	7,614	$227,582	(1)
	Phantom Units	2,924	381,611	(4)
	Incentive Units	4,116	103,270	(2)
	Phantom Units	2,000	222,380	(5)
	Incentive Units	5,307	109,271	(3)
	Phantom Units	3,689	311,979	(6)
		25,650	$1,356,093

Melissa M. Buhrig	Incentive Units	11,025	$329,537	(1)
	Incentive Units	6,084	152,648	(2)
	Incentive Units	7,988	164,473	(3)
		25,097	$646,658

Michael H. Wright, Jr.	Incentive Units	3,078	$92,001	(1)
	Incentive Units	6,613	292,427	(7)
	Incentive Units	5,077	127,382	(2)
	Incentive Units	6,545	134,762	(3)
		21,313	$646,572

(1)The amount reflected includes a per unit value equal to (i) the average closing price of CVR Energy’s common stock in accordance with the award agreement, and (ii) $10.80 in accrued dividends.
(2)The amount reflected includes a per unit value equal to (i) the average closing price of CVR Energy’s common stock in accordance with the award agreement, and (ii) $6.00 in accrued dividends.
(3)The amount reflected includes a per unit value equal to (i) the average closing price of CVR Energy’s common stock in accordance with the award agreement, and (ii) $1.50 in accrued dividends.
(4)The amount reflected includes a per unit value equal to (i) the average closing price of CVR Partners’ common units in accordance with the award agreement, and (ii) accrued distributions of $52.63 per unit.
(5)The amount reflected includes a per unit value equal to (i) the average closing price of CVR Partners’ common units in accordance with the award agreement, and (ii) accrued distributions of $33.31 per unit.
(6)The amount reflected includes a per unit value equal to the average closing price of CVR Partners’ common units in accordance with the award agreement, and (ii) accrued distributions of $6.69 per unit.
(7)The amount reflected includes a per unit value equal to (i) the average closing price of CVR Energy’s common stock in accordance with the award agreement, and (ii) $9.30 in accrued dividends.

Change-in-Control and Termination Payments

Our named executive officers are entitled to severance and other benefits following the termination of their employment under certain circumstances as follows:

2021 Employment Agreement. Although Mr. Lamp is no longer entitled to and will not receive these benefits because the 2021 Employment Agreement expired by its terms on December 31, 2024, and is no longer in effect, if Mr. Lamp’s employment had been terminated at any time up to and including on December 31, 2024, he would have become entitled to the benefits described in the 2021 Employment Agreement, as follows:

Reason for Employment Termination	Accrued Amounts (1)	Severance Payments (2)	LTIP Payout (3)	Incentive Payment (4)
Death, Disability or Termination other than for cause or Resignation for good reason, in each case not in connection with a change-in-control	✓	✓	✓
Resignation or Retirement	✓
Termination without cause or Resignation for good reason, in each case in connection with a change-in-control (5)	✓		✓	✓

(1)Includes base salary earned but unpaid through date of termination or resignation, earned but unpaid annual bonus for completed fiscal years, unused accrued paid time off, unreimbursed expenses, accrued and vested rights or benefits under any CVR Energy sponsored employee benefit plans.
(2)Includes continuation of base salary for the lesser of (i) six months, and (ii) the remainder of the term, plus a pro-rata annual bonus for the fiscal year of termination based on individual achievement and/or performance criteria for such fiscal year, and/or in the case of termination due to disability, payments under CVR Energy’s disability plan(s).
(3)Includes the value of full vesting of any unvested incentive units (and accumulated dividend equivalent rights) but only if such incentive units were granted more than one year prior to the date of termination of employment, calculated based on the 10-day average closing price of a share of CVR Energy.
(4)$10 million.
(5)Termination or resignation is considered to be in connection with a change-in-control if it is a Change-in-Control Related Termination (as defined in his 2021 Employment Agreement), which is a termination of employment other than for cause or a resignation for good reason, in each case occurring within the 120-day period prior to the change-in-control and relating to such change-in-control. For the avoidance of doubt, such benefits are conditioned upon the consummation of a change-in-control on or prior to December 31, 2025.

2024 Employment Agreement. If Mr. Lamp’s employment is terminated at any time on or after January 1, 2025, he will be entitled to the benefits outlined in the 2024 Employment Agreement, as follows:

Reason for Employment Termination	Accrued Amounts (1)	Termination Year Bonus (2)	LTIP Payout (3)	Pro Rata Future LTIP Payout (4)	Cash Payment (5)
Termination for Cause (6) or resignation without Good Reason (7) and without satisfaction of the Resignation Notice Requirement (8)	✓
Termination for any reason other than for Cause (6) or resignation without Good Reason (7) without satisfaction of the Resignation Notice Requirement (8)	✓	✓	✓	✓	✓

(1)Includes base salary earned but unpaid through date of termination or resignation, earned but unpaid annual bonus for completed fiscal years, unused accrued paid time off, unreimbursed expenses, accrued and vested rights or benefits under any CVR Energy sponsored employee benefit plans.
(2)A cash payment equal to: (a) for a termination before December 31st, the product of (x) 150% of Mr. Lamp’s Base Salary, multiplied by (y) a fraction, the numerator of which is the number of completed months that Mr. Lamp was employed by CVR Energy for the fiscal year of termination and the denominator of which is 12, or (b) for a termination effective on December 31st, the actual annual bonus that would have otherwise been earned for the year of such termination, as determined by the CVI Compensation Committee.

(3)A cash payment equal to the value of all unvested incentive units underlying each CEO LTIP Award held on the date of termination based on the average closing price of a share of CVR Energy common stock for the 10 trading days immediately preceding the date of termination plus any accrued but unpaid dividend equivalent rights.
(4)A cash payment equal to 150% of Mr. Lamp’s Base Salary, multiplied by a fraction, the numerator of which is the number of completed days between the grant date of the CEO LTIP Award received by Mr. Lamp immediately prior the date of termination and the date of termination, and the denominator of which is three hundred sixty-five (365).
(5)A cash payment equal to the product of $3,000,000, multiplied by a fraction, not to exceed one, (x) the numerator of which is the number of completed months from January 1, 2025, through the date of such termination, and (y) the denominator of which is twenty-four (24).
(6)Cause as defined in the 2024 Employment Agreement.
(7)Good Reason as defined in the 2024 Employment Agreement.
(8)Pursuant to the 2024 Employment Agreement, Resignation Notice Requirement means, in the event of a resignation without Good Reason, providing prior written notice to CVR Energy that is equal to the lesser of (x) six (6) months and (y) such other period as may be agreed to by the CVI Compensation Committee.

As a condition to receiving these severance benefits under both the 2021 Employment Agreement and the 2024 Employment Agreement, Mr. Lamp must execute, deliver and not revoke a general release of claims and abide by restrictive covenants relating to non-solicitation and non-competition during Mr. Lamp’s employment term, and thereafter during the period he receives severance payments or supplemental disability payments, as applicable, or for six months following the end of the term (if no severance or disability payments are payable), as well as a perpetual restrictive covenant relating to non-disclosure and non-disparagement. If any payments or distributions due to Mr. Lamp would be subject to the excise tax imposed under Section 4999 of the Code, then such payments or distributions will be “cut back” only if that reduction would be more beneficial to him on an after-tax basis than if there was no reduction. The meaning of all terms used, but not defined in this description of these benefits to which Mr. Lamp is entitled upon employment termination, are as defined in the 2021 Employment Agreement or 2024 Employment Agreement, as applicable, and are qualified thereby in the entirety.

CVI Severance Plan. Messrs. Neumann, Pytosh and Wright and Ms. Buhrig do not have employment agreements. However, under the CVI Severance Plan, Messrs. Neumann, Pytosh and Wright and Ms. Buhrig are generally eligible for certain payments in the event of their involuntary termination (other than for cause, as defined in the CVI Severance Plan) or their resignation for good reason (as defined in the CVI Severance Plan) in connection with a change-in-control, as follows:

Reason for Employment Termination	Accrued Amounts (1)	Severance Payments (2)	Vesting Acceleration (3)
Involuntary termination (other than for cause (4)) in connection with a change-in-control (5)	✓	✓	✓
Resignation for good reason in connection with a change-in-control (4)	✓	✓	✓

(1)The sum of any base pay earned but unpaid through the date of termination, any unused accrued paid time off in accordance with the applicable paid time off policy, any unreimbursed expenses in accordance with the applicable expense reimbursement policy, and any accrued and vested rights or benefits under any CVR Energy sponsored employee benefits plans.
(2)The sum of (a) twelve (12) months of base pay, and (b) the average of the annual bonuses actually paid during the three calendar years immediately preceding (or for such shorter period of time or 100% of target bonus, if applicable).
(3)Accelerated vesting as to 100% of the unvested incentive awards, settled in cash and calculated based on the 20-day average closing price of a share or common unit of CVR Energy or the Partnership, as applicable, plus any accrued dividends or distributions, as applicable, declared and paid through the vest date.
(4)Cause as defined in the CVI Severance Plan.
(5)Occurring within the 120 days preceding or the 24 months following a change-in-control (as defined in the CVI Severance Plan).

Payout of these amounts is subject to various conditions including the execution of a release agreement, a perpetual restrictive covenant relating to non-disclosure and non-disparagement and covenants relating to non-solicitation and non-competition for a period of 12 months.

Award Agreements. Under the award agreements issued in connection with and under the CVI LTIP, as well as in connection with (but not under) the UAN LTIP, each of our named executive officers are also eligible for accelerated vesting of certain unvested incentive units upon the events described below. Upon such accelerated vesting, the named executive officers will receive a cash payment equal to (i) the number of units multiplied by the average closing price of a common share of CVR Energy or a common unit of CVR Partners, as applicable, for the ten trading days preceding the acceleration date, plus (ii) the per unit cash value of dividends and distributions declared and paid by CVR Energy or CVR Partners, as applicable, from the grant date to and including the acceleration date. These award agreements generally provide for acceleration upon certain termination events, as follows:
•For awards issued after February 21, 2022, if the incentive units or phantom units, as applicable, are cancelled or if such named executive officer (a) is terminated other than for cause, or (b) is terminated due to death or disability, then the portion of any award scheduled to vest within twelve months of such event becomes immediately vested and the remaining portion is forfeited.
•For awards issued before February 21, 2022, if the incentive units or phantom units, as applicable, are cancelled or if such named executive officer (a) is terminated other than for cause, or (b) is terminated due to death or disability, then the portion of any award scheduled to vest in the year such event occurs shall become immediately vested and the remaining portion is forfeited.

Potential Payments upon Termination or Change in Control

The following table reflects amounts payable to our named executive officers as a result of the hypothetical termination events outlined below assuming the triggering employment termination event took place on December 31, 2024. The actual payments to which a named executive officer would be entitled may only be determined based upon the actual occurrence and circumstances surrounding the termination.

Name and Severance Benefit	Death	Disability	Retirement	Termination without Cause		Resignation for Good Reason
				(1)	(2)	(1)	(2)
David L. Lamp
Benefits Continuation	$—	$—	$—	$—	$—	$—	$—
Accrued Amounts (3)	1,831,500	1,831,500	1,831,500	1,831,500	1,831,500	1,831,500	1,831,500
Accelerated Vesting - Incentive Units (4)	1,553,706	1,553,706	—	1,553,706	1,553,706	1,025,405	1,553,706
Cash Severance (5)	550,000	550,000	—	550,000	10,000,000	550,000	10,000,000
Total Amount	$3,935,206	$3,935,206	$1,831,500	$3,935,206	$13,385,206	$3,406,905	$13,385,206

Dane J. Neumann
Benefits Continuation	$—	$—	$—	$—	$—	$—	$—
Accelerated Vesting - Incentive Units (6)	463,316	463,316	—	463,316	1,035,387	—	1,035,387
Cash Severance (7)	—	—	—	—	1,220,613	—	1,220,613
Total Amount	$463,316	$463,316	$—	$463,316	$2,256,000	$—	$2,256,000

Mark A. Pytosh
Benefits Continuation	$—	$—	$—	$—	$—	$—	$—
Accelerated Vesting - Phantom Units (8)	772,960	772,960	—	772,960	1,614,941	—	1,614,941
Accelerated Vesting - Incentive Units (6)	371,504	371,504	—	371,504	827,763	—	827,763
Cash Severance (7)	—	—	—	—	1,501,731	—	1,501,731
Total Amount	$1,144,464	$1,144,464	$—	$1,144,464	$3,944,435	$—	$3,944,435

Melissa M. Buhrig
Benefits Continuation	$—	$—	$—	$—	$—	$—	$—
Accelerated Vesting - Incentive Units (6)	558,884	558,884	—	558,884	1,250,568	—	1,250,568
Cash Severance (7)	—	—	—	—	1,501,409	—	1,501,409
Total Amount	$558,884	$558,884	$—	$558,884	$2,751,977	$—	$2,751,977

Michael H. Wright, Jr.
Benefits Continuation	$—	$—	$—	$—	$—	$—	$—
Accelerated Vesting - Incentive Units (9)	458,240	458,240	—	458,240	1,215,950	—	1,215,950
Cash Severance (7)	—	—	—	—	1,188,013	—	1,188,013
Total Amount	$458,240	$458,240	$—	$458,240	$2,403,963	$—	$2,403,963

(1)Severance payments and benefits in the event of termination without cause or resignation for good reason not in connection with a change in control.

(2)Severance payments and benefits in the event of termination without cause or resignation for good reason in connection with a change in control.
(3)Accrued Amounts represents, as defined in the 2021 Employment Agreement, Mr. Lamp’s earned but unpaid Annual Bonus under the 2024 CVI Plan.
(4)For Mr. Lamp, the accelerated vesting value upon death, disability, or termination without cause or resignation for good reason in connection with a change in control, represents (A) as defined in the 2021 Employment Agreement, the number of any unvested incentive units held as of December 31, 2024, that were granted more than one year prior thereto, multiplied by for incentive units awarded (i) on December 14, 2022, the average closing price for CVR Energy common stock for the 10-trading days preceding December 31, 2024, or $18.25 per share (the “CVI 10-day Average Price”), plus $6.00 in accrued dividends, and (ii) on December 13, 2023, the CVI 10-day Average Price, plus $1.50 in accrued dividends (the “LTIP Payout”), plus (B) for incentive units awarded on December 11, 2024 (after February 21, 2022), as defined in the award agreement, the number of any unvested incentive units scheduled to vest within twelve months from December 31, 2024, multiplied by the CVI 10-day Average Price. The accelerated vesting value upon resignation for good reason not in connection with a change in control is equal to the LTIP Payout. For the avoidance of doubt, as used herein, the term “LTIP Payout” is calculated as defined in Mr. Lamp’s 2021 Employment Agreement.
(5)For Mr. Lamp, the cash severance amount upon (A) death, disability, or termination without cause or resignation for good reason not in connection with a change in control represents, as defined in the 2021 Employment Agreement, 6-months of Base Salary; and (B) termination without cause or resignation for good reason in connection with a change in control represents, the Incentive Payment. Provided that, in the case of payments upon disability, the 6-months of Base Salary may, in the event CVR Energy secures insurance to cover its obligations, be lower. Additionally, in the case of a termination event on a date other than December 31, Mr. Lamp would also be entitled to a Pro Rata Bonus. The terms Pro-Rata Bonus, Base Salary, and Incentive Payment are all as defined in the 2021 Employment Agreement.
(6)For Messrs. Neumann and Pytosh and Ms. Buhrig, the accelerated vesting value upon (A) death, disability, or termination without cause not in connection with a change in control, represents for incentive unit awards granted by CVR Energy on or after February 21, 2022, pursuant to the award agreement, the number of any unvested incentive units scheduled to vest within twelve months from December 31, 2024, multiplied by for incentive units awarded by CVR Energy (i) on December 14, 2022, the CVI 10-day Average Price, plus $6.00 in accrued dividends, (ii) on December 13, 2023, the CVI 10-day Average Price, plus $1.50 in accrued dividends, and (iii) on December 11, 2024, the CVI 10-day Average Price; and (B) termination without cause or resignation for good reason, both in connection with a change in control represents, pursuant to the CVI Severance Plan, the number of all unvested units outstanding on December 31, 2024, multiplied by, for incentive units awarded by CVR Energy (a) on December 14, 2022, the average closing price for CVR Energy common stock for the 20-trading days preceding December 31, 2024, or $18.67 per share (the “CVI 20-day Average Price”), plus $6.00 in accrued dividends, (b) on December 13, 2023, the CVI 20-day Average Price, plus $1.50 in accrued dividends, and (c) on December 11, 2024, the CVI 20-day Average Price.
(7)For Messrs. Neumann, Pytosh, and Wright and Ms. Buhrig, cash severance amounts upon termination without cause or resignation for good reason, both in connection with a change in control include, as defined under the CVI Severance Plan, a lump sum of twelve months’ base pay plus a sum equal to the average of the annual bonuses actually paid during the immediately preceding three full calendar years in which they served as a named executive officer.
(8)For Mr. Pytosh, the accelerated vesting value upon (A) death, disability, or termination without cause not in connection with a change in control, represents for phantom unit awards granted by the Partnership on or after February 21, 2022, pursuant to the award agreement, the number of any unvested phantom units scheduled to vest within twelve months from December 31, 2024, multiplied by for phantom units granted by the Partnership (i) on December 14, 2022, the average closing price for Partnership common units for the 10 trading-days preceding December 31, 2024, or $74.83 per unit (the “UAN 10-day Average Price”), plus $33.31 in accrued distributions, (ii) on December 13, 2023, the UAN 10-day Average Price plus $6.69 in accrued distributions, and (iii) on December 11, 2024, the UAN 10-day Average Price; and (B) termination without cause or resignation for good reason, both in connection with a change in control, represents pursuant to the CVI Severance Plan, the number of all unvested phantom units outstanding on December 31, 2024, multiplied by, for phantom units awarded by the Partnership (i) on December 14, 2022, the average closing price for Partnership common units for the 20 trading-days preceding December 31, 2024, or $76.33 per unit (the “UAN 20-day Average Price”), plus $33.31 in accrued distributions, (ii) on December 13, 2023, the UAN 20-day Average Price plus $6.69 in accrued distributions, and (iii) on December 11, 2024, the UAN 20-day Average Price.
(9)For Mr. Wright, the accelerated vesting value upon (A) death, disability, or termination without cause not in connection with a change in control, represents for incentive unit awards granted by CVR Energy on or after February 21, 2022, pursuant to the award agreement, the number of any unvested incentive units scheduled to vest within twelve months from December 31, 2024, multiplied by for incentive units awarded (i) on December 14, 2022, the CVI 10-day Average Price, plus $6.00 in accrued dividends, (ii) on December 13, 2023, the CVI 10-day Average Price, plus $1.50 in accrued dividends, and (iii) on December 11, 2024, the CVI 10-day Average Price; and (B) termination without cause or resignation for good reason, both in connection with a change in control represents, pursuant to the CVI Severance Plan, the number of all unvested units outstanding on December 31, 2024, multiplied by, for incentive units awarded by CVR Energy (i) on February 16, 2022, the CVI 20-day Average Price, plus $10.80 in accrued dividends; (ii) on December 14, 2022, the CVI 20-day Average Price, plus $6.00 in accrued dividends, (iii) on December 13, 2023, the CVI 20-day Average Price, plus $1.50 in accrued dividends, and (iv) on December 11, 2024, the CVI 20-day Average Price.

Pay Ratio

For 2024, to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Principal Executive Officer (“PEO”), Mr. Lamp, our President and Chief Executive Officer, we used the following methodology and made the following material assumptions, adjustments, and estimates:
(1)We determined that, as of December 31, 2024, the number of employees of the Company and its consolidated subsidiaries consisted of 1,594 individuals, excluding our PEO.
(2)To identify the “median employee” from the employee population, we compared the amount of annual total compensation of such employees for 2024 determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which consisted of salary, bonus, non-equity incentive plan compensation and other compensation. We “annualized” the compensation of our full-time and part-time permanent employees as of December 31, 2024, to adjust for the portion of the year that the employee did not work, if applicable. We did not make any cost-of-living adjustments in identifying the “median employee.”
(3)To identify the annual total compensation of our median employee, we included the elements of such employee’s compensation for 2024 determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Based on this methodology, we estimate that the ratio of the annual total compensation of our PEO to the median of the annual total compensation of all employees for 2024 was as follows:

Annual total compensation of Median Employee (1)	$135,424
Annual total compensation of PEO	$4,685,477
PEO Pay Ratio	35:1

(1)Excludes our PEO.

The totals and pay ratio described above are reasonable estimates calculated in a manner consistent with Item 402(u) of Regulation S-K.

Pay versus Performance

SEC rules require us to disclose the following information regarding named executive officer compensation in relation to certain financial performance information about the Company.

2024 Pay versus Performance Table

	CEO (1)		Other NEOs (1)		Value of Initial Fixed $100 Investment Based on:		(in millions)
Year	Summary Compensation Table Total for CEO (2)	Compensation “Actually Paid” to CEO (3)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (2)	Average Compensation “Actually Paid” to Non-CEO Named Executive Officers (3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)	Net Income (6)	Adjusted EBITDA (7)
2024	$4,685,477	$3,771,559	$2,340,913	$2,111,427	$76	$120	$45	$317
2023	4,500,834	5,326,807	2,229,401	2,530,474	117	161	878	1,164
2022	4,320,837	7,652,325	2,041,230	3,691,411	106	134	644	1,369
2021	3,910,359	4,620,202	1,330,721	2,353,266	49	73	74	301
2020	3,164,806	1,592,473	1,755,011	1,170,816	39	54	(320)	126

(1)Our principal executive officer for each of the years indicated was our CEO, Mr. Lamp. Our named executive officers other than our CEO (“Other NEOs”) were as follows:

2024	2023	2022	2021	2020
Dane J. Neumann	Dane J. Neumann	Dane J. Neumann	Dane J. Neumann	Mark A. Pytosh
Mark A. Pytosh	Mark A. Pytosh	Mark A. Pytosh	Mark A. Pytosh	Melissa M. Buhrig
Melissa M. Buhrig	Melissa M. Buhrig	Melissa M. Buhrig	Melissa M. Buhrig	Tracy Jackson*
Michael H. Wright, Jr.	Michael H. Wright, Jr.	Michael H. Wright, Jr.	C. Douglas Johnson	David Landreth*
Tracy Jackson*
David Landreth*
*    Ms. Jackson resigned in August 2021, and prior to her resignation was the Company’s Executive Vice President and Chief Financial Officer; Mr. Landreth retired in March 2021, and prior to his retirement served as the Company’s Executive Vice President and Chief Commercial Officer.
(2)Reflects, for our CEO, the total compensation reported in the Summary Compensation Table and for the Other NEOs, the average total compensation reported in the Summary Compensation Table in each of the years indicated.
(3)The compensation “actually paid” to our CEO and the average compensation “actually paid” to the Other NEOs in each of the years indicated has been computed in accordance with Item 402(v) of Regulation S-K. These amounts do not represent compensation actually earned, realized, or received by our CEO or the Other NEOs, but instead reflect the adjustments required by Item 402(v) of Regulation S-K to the amounts reported in the Summary Compensation Table for our CEO and the Other NEOs as detailed in the tables below in this note 3:

Compensation “Actually Paid” to CEO and Other NEOs
Year	As Reported in Summary Compensation Table (a)		Equity Award Adjustments					Total Compensation “Actually Paid”
	Total	Stock Awards	Year End Fair Value of Awards Granted During Year and Unvested as of Year End (b)	Year over Year Change in Fair Value of Awards Unvested for Entire Year (c)	Change in Fair Value of Awards that Vest when Granted in a Prior Year (d)	Accrued Distributions Paid at Vesting (e)	Forfeiture of Awards Granted in Prior Year (f)
CEO
2024	$4,685,477	$(1,726,419)	$1,627,419	$(563,411)	$(622,480)	$370,973	$—	$3,771,559
2023	4,500,834	(1,592,076)	1,580,600	(54,186)	(30,659)	922,294	—	5,326,807
2022	4,320,837	(1,247,425)	1,312,770	1,352,409	1,245,482	668,252	—	7,652,325
2021	3,910,359	(1,196,795)	1,219,280	191,682	89,723	405,953	—	4,620,202
2020	3,164,806	(2,144,005)	1,999,103	(894,597)	(602,102)	69,268	—	1,592,473

Compensation “Actually Paid” to CEO and Other NEOs
Year	As Reported in Summary Compensation Table (a)		Equity Award Adjustments					Total Compensation “Actually Paid”
	Total	Stock Awards	Year End Fair Value of Awards Granted During Year and Unvested as of Year End (b)	Year over Year Change in Fair Value of Awards Unvested for Entire Year (c)	Change in Fair Value of Awards that Vest when Granted in a Prior Year (d)	Accrued Distributions Paid at Vesting (e)	Forfeiture of Awards Granted in Prior Year (f)
Other NEOs
2024	$2,340,913	$(879,166)	$838,716	$(206,272)	$(179,409)	$196,645	$—	$2,111,427
2023	2,229,401	(779,349)	782,206	(82,404)	(310,246)	690,866	—	2,530,474
2022	2,041,230	(723,600)	784,786	534,193	649,092	405,710	—	3,691,411
2021	1,330,721	(436,378)	442,793	788,633	444,708	91,482	(308,693)	2,353,266
2020	1,755,011	(1,071,212)	1,110,613	(383,544)	(300,042)	59,990	—	1,170,816

(a)Reflects, for our CEO, the applicable amounts reported in the Summary Compensation Table and for the Other NEOs, the average of the applicable amounts reported in the Summary Compensation Table in each of the years indicated.
(b)Reflects, with respect to our CEO, the fair value and with respect to the Other NEOs, the average of the fair values, as of the end of the covered year of awards granted in the covered year that remained outstanding and unvested (in whole or in part) as of the end of the covered year.
(c)Reflects, with respect to our CEO, the change in fair value, and with respect to the Other NEOs, the average change in fair values, from the end of the prior year to the end of the covered year of awards granted in a prior year that remained outstanding and unvested (in whole or in part) as of the end of the covered year.
(d)Reflects, with respect to our CEO, the change in fair value, and with respect to the Other NEOs, the average change in fair values, from the end of the prior year to the day awards became vested in the covered year, in accordance with the award agreements, when such awards were granted in a prior year.
(e)Reflects, with respect to our CEO, the value, and with respect to the Other NEOs, the average value of accrued distributions paid on the date awards became vested.
(f)Reflects, with respect to our CEO, the fair value, and with respect to the Other NEOs, the average of the fair values, as of the end of the prior year of awards that failed to vest and were forfeited in the covered year.
(4)For each covered year, represents the cumulative total stockholder return on an initial fixed $100 investment in CVR Energy common stock from December 31, 2019 through December 31 of each covered year.
(5)The “Peer Group TSR” set forth in this table utilizes a custom group of peer companies, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2024 Annual Report. This “Peer Group” is comprised of Delek US Holdings, Inc. (NYSE: DK); HF Sinclair Corporation (NYSE: DINO); Marathon Petroleum Corp. (NYSE: MPC); Par Pacific Holdings, Inc. (NYSE: PARR); PBF Energy Inc. (NYSE: PBF); and Valero Energy Corporation (NYSE: VLO). For each covered year, represents the cumulative total stockholder return on an initial fixed $100 investment in the Peer Group from December 31, 2019 through December 31 of each covered year.
(6)Represents the amount of Net Income reflected in our consolidated financial statements for each covered year.
(7)The Company determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to compensation “actually paid” to our CEO and the Other NEOs in 2024. Adjusted EBITDA is a non-GAAP financial measure. For an explanation of how we use Adjusted EBITDA and a reconciliation, please see “Non-GAAP Reconciliations” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 2024 Annual Report. This performance measure may not have been the most important financial performance measure for the years reflected, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2024 Pay Versus Performance Relationships

The following graphical comparisons illustrate the relationships of the compensation “actually paid” to the CEO and the average compensation “actually paid” to the Other NEOs to (i) CVR Energy’s TSR and the Peer Group TSR, (ii) CVR Energy’s net income, and (iii) Adjusted EBITDA.

Compensation Actually Paid versus CVR Energy TSR and Peer Group TSR
10,000,000
7,500,000
5,000,000
2,500,000
0
Compensation Actually Paid
200
150
100
50
0
Total Shareholder Return
2020
2021
2022
2023
2024
CEO Actually Paid
Other NEOs Actually Paid
CVR Energy TSR
Peer Group TSR

Compensation Actually Paid versus Net Income (Loss)
10,000,000
7,500,000
5,000,000
2,500,000
0
Compensation Actually Paid
1,000
500
0
(500)
Net Income (Loss) (in millions)
2020
2021
2022
2023
2024
CEO Actually Paid
Other NEOs Actually Paid
Net Income

Compensation Actually Paid versus Adjusted EBITDA
10,000,000
7,500,000
5,000,000
2,500,000
0
Compensation Actually Paid
1,500
1,000
500
0
Adjusted EBITDA (in millions)
2020
2021
2022
2023
2024
CEO Actually Paid
Other NEOs Actually Paid
Adjusted EBITDA

Tabular List of Most Important Financial Performance Measures

The table below contains an unranked list of the most important financial performance measures we use to link executive compensation “actually paid” to performance.

Adjusted EBITDA
TSR
Operational Reliability

PROPOSAL 2
APPROVE, ON AN ADVISORY BASIS, OUR NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis,” the Summary Compensation Table, and the related compensation tables, notes, and narratives in this Proxy Statement.

Recommendation of the Board

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our Compensation Committee has established executive compensation programs that are based on our pay-for-performance philosophy designed primarily with the following goals in mind:

•Aligning named executive officer and stockholder interests;
•Attracting and retaining quality leadership; and
•Supporting a pay-for-performance philosophy.

Please read the “Compensation Discussion and Analysis” contained herein, along with the Summary Compensation Table and the related compensation tables, notes, and narratives, which describes in greater detail our compensation philosophy and programs, as well as detailed information on the compensation of our named executive officers. The Board recommends you approve the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of the holders of a majority of the stock having the voting power present in person (virtually) or represented by proxy is required for Proposal 2 to be approved on an advisory basis. If you “ABSTAIN” from voting with respect to this Proposal 2, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval, on an advisory basis, of our named executive officer compensation. Broker non-votes, if any, will have no effect on this Proposal 2.

Advisory Vote

This vote is advisory, and will not be binding on the Company, our Board or our Compensation Committee. Although this vote is advisory and non-binding, the Compensation Committee values your opinion and expects to consider the voting results when making future decisions on named executive officer compensation. We currently intend to conduct advisory votes on named executive officer compensation annually.

PROPOSAL 3
APPROVE THE THIRD AMENDED AND RESTATED
CVR ENERGY, INC. 2007 LONG-TERM INCENTIVE PLAN

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE THIRD AMENDED AND RESTATED CVR ENERGY, INC. 2007 LONG-TERM INCENTIVE PLAN.

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to approve the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan.

General

The Company maintains the Second Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan (the “Prior LTIP”), for the benefit of employees, officers and consultants of the Company and its subsidiaries and directors of the Company. On April 21, 2025, our Board unanimously approved the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan (the “Amended LTIP”), which, subject to approval by the stockholders of the Company at the Annual Meeting, will incorporate the following changes:
•Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 2,500,000 shares of common stock for a maximum total share reserve of 10,000,000 shares of common stock under the Amended LTIP (subject to customary antidilution adjustments). As of April 8, 2025, 5,592,313 shares remain available for future issuance under the Prior LTIP. Based on historical grant practices and share usage over the preceding five fiscal years, we expect that the shares available for issuance under the Prior LTIP will not be sufficient for long-term incentives expected to be awarded. If the stockholders of the Company do not approve the Amended LTIP, the Prior LTIP will continue to be in effect in accordance with its terms (but without sufficient shares being available for grant). The Board believes that the proposed increase in the share reserve is necessary to ensure that a sufficient reserve of common stock remains available for issuance to allow the Company to continue to effectively utilize equity incentives for its service providers.
•Extension of the Term. The term of the Amended LTIP will be extended until the date that is ten (10) years after the date on which the Board of the Company approved the Amended LTIP, subject to approval by the Company stockholders (currently, the Prior LTIP is scheduled to expire on June 6, 2027).
•Minimum Vesting Period. The Amended LTIP provides that any Awards (as defined below) granted under the Amended LTIP (other than cash-based Awards) will generally vest no earlier than the first anniversary of the date of grant for such Award (subject to customary exceptions).
•No Dividends or Dividend Equivalents on Options and Stock Appreciation Rights. The Amended LTIP expressly prohibits the payment of dividends and dividend equivalents with respect to any awards of options and stock appreciation rights.
•Clawbacks. The Amended LTIP has been amended to clarify that any awards granted pursuant to the Amended LTIP are subject to the terms and conditions of (i) the Company’s Policy for the Recovery of Erroneously Awarded Compensation, and (ii) any other clawback and/or recoupment policy or provision approved by the Board from time to time, in each case, as amended from time to time and to the extent set forth in each applicable policy, award agreement or other document.

Finally, the Board has also adopted certain other minor clarifying amendments to the Amended LTIP, which do not require stockholder approval, to reflect developments in applicable law and equity compensation practices.

Like the Prior LTIP and as more fully described below, pursuant to the Amended LTIP, the Committee may grant options (which may be non-qualified or incentive stock options), restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalent rights or other share-based awards (collectively, “Awards”) to eligible participants. The purpose of this Proposal 3 is to obtain approval from the Company’s stockholders of the Amended LTIP, which is intended to strengthen the Company by providing an incentive to certain employees, officers and consultants of the Company and its subsidiaries and directors of the Company, thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise.

Our Board believes that the approval of the Amended LTIP by our stockholders will further our compensation structure and strategy and that our ability to attract and retain our top quality talent is crucial to the Company’s success and would be enhanced by our ability to continue to grant equity and equity-based compensation under the Amended LTIP. If the Amended LTIP is approved by our stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the shares available for issuance under the Amended LTIP.

The Prior LTIP currently includes key provisions designed to protect stockholders’ interests and to promote effective corporate governance. These provisions will continue in the Amended LTIP, including, without limitation, the following:
•No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.
•No Repricing of Options or Stock Appreciation Rights. The Amended LTIP prohibits repricing of options and stock appreciation rights, including the amendment, cancellation, or replacement of options and stock appreciation rights in exchange for cash, other awards, or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, unless approved by the Company’s stockholders.
•No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Amended LTIP are automatically replenished.
•No Automatic Grants. The Amended LTIP does not provide automatic grants to any participant.
•Dividends or Dividend Equivalents on Unvested Awards. The Amended LTIP requires that any dividends or dividend equivalents paid in connection with Awards (other than options and stock appreciation rights with respect to which dividends and dividend equivalents are not permitted) will be subject to the satisfaction of vesting and any other restrictions applicable to the underlying Awards.
•No Share Recycling for Net Exercises or Tax Withholding. Under the Amended LTIP, shares surrendered or withheld to pay either the exercise price of an Award or to withhold taxes in respect of an Award do not become available for issuance in the future.

Material Features of the Amended LTIP

The principal provisions of the Amended LTIP are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended LTIP document, included as Appendix A to this Proxy Statement. Capitalized terms used in this Proposal 3 and not defined have the meaning ascribed to them in the Amended LTIP.

Purpose

The purpose of the Amended LTIP is to strengthen the Company by providing an incentive to Eligible Individuals (as defined below), thereby encouraging them to devote their abilities and industry to the success of the Company. Generally, Awards align the interests of the participants with those of the Company’s stockholders by providing compensation to participants based on the achievement of increased stock price and/or other performance objectives. To this end, the Amended LTIP provides a means of rewarding participants primarily based on the performance of the Company.

Eligibility

The Amended LTIP permits grants of Awards to employees, officers and consultants of the Company and its subsidiaries and directors of the Company (“Eligible Individuals”), selected by the Committee in its sole discretion. As of April 8, 2025, the Company’s subsidiaries had 1,246 employees, including 7 executive officers, and 4 non-employee directors, in each case who are eligible to participate in the Amended LTIP. As of April 8, 2025, the Company does not engage any consultants that would be eligible to participate in the 2025 LTIP and the Company has not historically granted awards to its consultants and currently does not expect to grant Awards to any consultants. However, the Company may engage such consultants in the future and reserves the right to do so.

Effective Date and Term

The effective date of the Amended LTIP is the date the stockholders approve the Amended LTIP, following approval by the Board. The Amended LTIP will terminate on, and no more Awards will be permitted to be granted thereunder without further stockholder approval on or after the 10th anniversary of the date on which the Board approves the Amended LTIP, unless the Amended LTIP is terminated earlier in accordance with the terms of the Amended LTIP.

Administration

The Amended LTIP will be administered by a committee appointed by the Board (the “Committee”), which shall be the Compensation Committee unless a different committee is appointed. The Committee must consist of at least two directors and may consist of the entire Board, provided that if the Committee consists of less than the entire Board, then, with respect to grants made to any participant who is subject to Section 16 of the Exchange Act, the Committee will consist of at least two “non-employee directors” (as defined in the rules promulgated under the Exchange Act). The Committee shall have full authority to establish, amend and revoke the rules and regulations relating to the Amended LTIP, to interpret the Amended LTIP and those rules and regulations, to select participants in the Amended LTIP, to determine whether, and to what extent, shares with respect to Awards will be deferred in accordance with Section 409A of the Code, to determine the duration and purposes for leaves of absence which may be granted on an individual basis without constituting a termination of employment for purposes of the Amended LTIP, to cancel (with participant consent in certain circumstances) outstanding Awards and to exercise its discretion with respect to the powers and rights granted to it to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Amended LTIP. The terms and conditions of specific grants of Awards will be set forth in written award agreements between the Company and the participant. No Awards will be granted under the Amended LTIP on or after the 10th anniversary of the date on which the Board approves the Amended LTIP, but awards granted prior to such date may extend beyond that date.

Authorized Shares; Limits on Awards

Subject to adjustment as provided in the Amended LTIP, the shares that may be issued pursuant to the Amended LTIP may be, in whole or in part, newly issued shares or issued shares which have been reacquired by the Company. The maximum number of shares that may be issued pursuant to the Amended LTIP is 10,000,000, of which no more than 1,000,000 shares may be granted as incentive stock options. The aggregate number of shares that may be the subject of options, stock appreciation rights, performance-based restricted stock and performance share units granted to a participant in any calendar year may not exceed 1,000,000 and the maximum dollar amount of cash or the fair market value of shares that any participant may receive in any calendar year in respect of performance units may not exceed $10,000,000. Any shares delivered pursuant to an Award will consist, in whole or in part, of shares acquired in the open market, from the Company, one of its affiliates or any other person (or any combination of the foregoing), as determined by the Committee in its discretion. The grant of any Award pursuant to an award agreement that provides such Award will be solely settled in cash, will not reduce the aggregate number of shares that may be issued under the Amended LTIP.

Minimum Vesting Period

All Awards (other than cash-based Awards) granted under the Amended LTIP will have a minimum vesting period of one year (with no portion of any award vesting prior to the first anniversary of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement. In addition, shares delivered in lieu of fully vested cash obligations and awards granted with respect to up to 5% of the total number of shares reserved for Awards under the Amended LTIP are not subject to such minimum vesting provisions.

Types of Awards

The Amended LTIP authorizes the granting of options (including incentive stock options), restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalent rights or other share-based awards.

Options. An option is the right to purchase shares on a future date at a specified price per share, or “exercise price,” which may not be less than the fair market value on the date the option is granted. The time or times at which an option vests is set forth in an individual award agreement. The maximum term of an option is ten years from the date of grant. No dividend or dividend equivalent shall be issued or paid with respect to any option.

Restricted Stock. Restricted stock are shares of the Company that are not fully transferable until certain conditions, which will be set forth in individual award agreements, have been met. At the time an award of restricted stock is granted, the Committee may, in its discretion, determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such shares by the Company shall be (i) deferred until the lapsing of restrictions imposed on such shares and (ii) held by the Company for the account of the participant until such time.

Restricted Stock Units. Restricted stock units give to a participant the right to receive a payment upon vesting of the restricted stock units or on any later date specified by the Committee equal to the fair market value of a share as of the date the restricted stock unit was granted, the vesting date or such other date as determined by the Committee at the time the restricted stock unit was granted.

Stock Appreciation Rights. A stock appreciation right is the right to receive payment, in cash or shares, of an amount equal to the product of (i) the excess of the fair market value of a share on the date of the exercise of the stock appreciation right over the base value of a share on the date such stock appreciation right is granted, and (ii) the number of shares as to which the stock appreciation right is being exercised. The maximum term of a stock appreciation right is ten years from the date of grant. No dividend or dividend equivalent shall be issued or paid with respect to any stock appreciation right, except in the event of a change in capitalization.

Performance Awards. The Committee may grant performance awards in the form of “performance units,” “performance share units” or “performance-based restricted stock.”

Performance Units. Performance units are denominated by a specified amount, which may be a specified dollar amount or an amount determined by reference to a security, an index or other instrument, and, contingent upon the attainment of specified performance goals within a set performance cycle, represent the right to receive payment of the specified amount or percentage of the specified amount depending on the level of performance goals attained.

Performance Share Units. Performance share units are denominated in shares of common stock and, contingent upon the attainment of specified performance goals within a set performance cycle, represent the right to receive payment of the fair market value of a share on the date the performance share unit was granted, became vested or any other date specified by the Committee, or a percentage of such amount depending on the level of performance goals attained.

Performance-Based Restricted Stock. Performance-based restricted stock is an award of restricted stock, the restrictions of which lapse with respect to the attainment of pre-established performance goals. At the time an award of performance-based restricted stock is granted, the Committee may, in its discretion, determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such shares by the Company shall be (i) deferred until the lapsing of restrictions imposed on such shares and (ii) held by the Company for the account of the participant until such time.

As described above, with respect to performance awards, the Committee sets performance goals, target award percentages and targets with respect to participants. These goals, percentages and targets will be used to determine performance awards for specified performance cycles. Performance objectives, for any performance cycle, will be determined by the Committee in its sole discretion, and may include, without limitation, any one or more of the following criteria (i) stock price, (ii) earnings per share, (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) EBITDA, (vii) revenues, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market position, (xi) total shareholder return, (xii) return on investment, (xiii) earnings before interest and taxes (“EBIT”), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) shareholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, (xxiii) crude throughput (expressed as a number of barrels per day or the average number of barrels per day), (xxiv) gathered crude (expressed as a number of barrels per day or the average number of barrels per day), (xxv) reportable air emissions or spills to water or ground, (xxvi) OSHA recordable personal injuries or lost time accidents, (xxvii) process safety incidents (xxviii) trucking incidents, or (xxix) any combination, including one or more ratios, of the foregoing.

Dividend Equivalent Rights. A dividend equivalent right is the right to receive cash, shares or other property that is based on the value of dividends that are paid with respect to shares, which may be granted either in tandem with an Award or as a separate Award. Amounts payable in respect of dividend equivalent rights are deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the dividend equivalent rights relate, if applicable. The Committee shall determine whether the amounts payable in respect of a dividend equivalent right that is deferred are to be held in cash or reinvested in shares or deemed to be reinvested in shares (or a combination thereof).

Other Share-Based Awards. The Committee may grant other share-based awards to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion.

Determination of Awards

The Committee shall determine the individuals who will receive Awards pursuant to the Amended LTIP. Generally, as described above, a participant earns an Award, if any, as an added incentive for high levels of performance and unusual efforts. The Committee may, in its discretion, reduce the amount otherwise payable to any participant. The terms of each Award may differ from other Awards granted under the Amended LTIP at the same time or some other time.

Effects of Certain Transactions

Subject to the terms of an individual award agreement, following the liquidation, dissolution, merger or consolidation of the Company (each, a “Transaction”), either (i) each outstanding Award (whether vested or unvested) will be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each participant shall be entitled to receive in respect of each share subject to any outstanding Award (whether vested or unvested), upon exercise of an option or payment or transfer in respect of any Award, the same number and kind of shares, securities, cash, property or other consideration that each holder of a share was entitled to receive in the Transaction, provided that such shares, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable prior to the Transaction. Treatment of Awards pursuant to clause (i) in connection with a Transaction may include the cancellation of such Awards, if either (x) the holders of options have been given at least 15 days to exercise such option, as applicable (whether or not they were otherwise exercisable) or (y) the holders of the options and Awards are paid in cash or cash equivalents the following amounts: (A) in respect of each share covered by the option being cancelled, the excess, if any, of the per share price paid to stockholders in the transaction over the exercise price and/or base price of the options; and (B) in respect of each share covered by Awards (whether vested or unvested) being cancelled, an amount equal to the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion).

Amendment and Termination

The Board may at any time amend or terminate (in whole or in part) the Amended LTIP, provided that, to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the stockholders of the Company. No such amendment may adversely affect a participant’s rights to, or interest in, an Award granted prior to the date of the amendment, unless the participant shall have agreed thereto.

Non-Transferability

A participant’s right and interest under the Amended LTIP may generally not be assigned or transferred, other than by will or by the laws of descent and distribution, provided that the Committee may provide that an option is transferable to certain of a participant’s family members.

Clawback Policy

Notwithstanding any other provisions in the Amended LTIP, Awards under the Amended LTIP will be subject to the Company’s Policy for the Recovery of Erroneously Awarded Compensation and any other clawback and/or recoupment policy that may be required by law or otherwise adopted by the Company or incorporated into any other part of an Award.

Material U.S. Federal Tax Consequences Relating to LTIP Awards

The following is a brief description under current law of the principal U.S. federal income tax consequences generally arising with respect to Awards under the Amended LTIP. This description is not intended to, and does not, provide or supplement tax advice to participants receiving Awards. Participants are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of Awards under the Amended LTIP, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Non-Qualified Options and Stock Appreciation Rights. The grant of an option or share appreciation right generally should not result in recognition of income for federal income tax purposes at the grant date for the participant. Generally, upon exercising such an option or share appreciation right, the participant will recognize ordinary income equal to the excess of the fair market value of the vested shares (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts, and the Company will generally be entitled to deduct the same amount. A participant’s disposition of shares acquired upon the exercise of an option or share appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis in the acquired shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Incentive Stock Options. A participant receiving incentive stock options under the Amended LTIP generally should not recognize taxable income for federal income tax purposes upon exercising an incentive stock option except that the alternative minimum tax may apply. Upon a disposition of common stock acquired upon exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the common stock at the date of exercise of the incentive stock option over the exercise price and (ii) the amount realized upon the disposition of the incentive stock option common stock over the exercise price. In the event of such a disposition before the expiration of the holding period, subject to the limitations under Section 162(m) of the Code, the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the participant.

Otherwise, a participant’s disposition of common stock acquired upon the exercise of an incentive stock option for which the incentive stock option holding periods are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis in the acquired shares of common stock for which the incentive stock option holding periods are met generally being the exercise price of the incentive stock option). The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares as described above and subject to the limitations under Section 162(m) of the Code.

Restricted Stock and Restricted Stock Units. A participant receiving restricted stock or restricted stock units generally should not have taxable income upon grant of nontransferable restricted stock or restricted stock units, as applicable, subject to a substantial risk of forfeiture (unless, with respect to restricted stock, the participant elects to accelerate recognition as of the date of grant under a so-called “83(b) election”). Unless an 83(b) election is made, the participant will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the shares determined as of the vesting date, less any amount paid for the restricted stock or restricted stock units, as applicable, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts, and the Company will generally be entitled to deduct the same amount. A participant’s disposition of shares acquired upon the vesting of restricted stock or restricted stock units generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis in the acquired shares generally being the amount recognized as ordinary income in connection with the vesting of the restricted stock or restricted stock units, as applicable).

Other Incentive Awards (including Performance Units). A participant receiving another incentive award generally should not be subject to income taxation at grant. Instead, the participant will be subject to income tax at ordinary rates on the fair market value of the shares (or the amount of cash) received on the date of delivery and the Company will generally be entitled to deduct the same amount. The participant will generally be subject to FICA (Social Security and Medicare) tax at the time any portion of such Award is deemed vested for tax purposes. The fair market value of the shares (if any) received on the delivery date will be the participant’s tax basis for purposes of determining any subsequent gain or loss from the sale of the shares, and the participant’s holding period with respect to such shares will begin at the delivery date. Gain or loss resulting from any sale of shares delivered to a participant will be treated as long- or short-term capital gain or loss depending on the holding period.

Section 162(m) of the Code. Section 162(m) of the Code generally imposes a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the effectiveness of Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the deductibility limitation of Section 162(m) of the Code. However, under the Tax Act, effective for tax years commencing after December 31, 2017, the qualified performance-based compensation exception was eliminated

(other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers.

Section 409A. Some Awards under the Amended LTIP may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for Awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the participant, including certain penalties. To the extent applicable, the Amended LTIP and Awards granted under the Amended LTIP are intended to be structured and interpreted in a manner that either complies with or is exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the awards granted under the Amended LTIP. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to Eligible Individuals under the Amended LTIP because the grant of Awards and terms of such Awards are to be determined in the sole discretion of the Committee.

For information about outstanding equity Awards held by our NEOs as of December 31, 2024, please refer to the 2024 Summary Compensation Table for the year ended December 31, 2024 on page 38 and the Outstanding Equity Awards at Fiscal Year End 2024 Table on page 42. None of our directors held any outstanding equity Awards as of December 31, 2024.

Recommendation of the Board

Our Board unanimously recommends that stockholders vote “FOR” the approval of the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan.

Vote Required

The affirmative vote of a majority of the votes present (virtually) or by proxy and entitled to vote at the Annual Meeting is required for Proposal 3 to be approved. If you “ABSTAIN” from voting with respect to this Proposal 3, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval of the Third Amended and Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan. Broker non-votes, if any, will have no effect on this Proposal 3.

AUDIT COMMITTEE REPORT

During 2024, the Audit Committee consisted of Messrs. Jaffrey A. Firestone, Stephen A. Mongillo, and James M. Strock (until his resignation from the Board and its committees on May 10, 2024) and Ms. Heidenreich Voliva (from and after her appointment to the Board on May 16, 2024), each of whom was affirmatively determined by our Board to be “independent” and “financially literate” under the rules and regulations of the NYSE and the SEC, as applicable. The Audit Committee is led by its Chairperson, Mr. Mongillo, who has been affirmatively determined by our Board to be an “audit committee financial expert” under the requirements of the NYSE.

The Audit Committee conducted four meetings during 2024, and also held informal meetings with management, the internal auditors, and our independent auditor, Grant Thornton LLP (“Grant Thornton”), during 2024. Among other matters, the Audit Committee:
•Discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits and the results of their examinations and evaluations of the Company’s internal controls;
•Reviewed and discussed the audited consolidated financial statements contained in the Company’s 2024 Annual Report and matters related to Section 404 of the Sarbanes-Oxley Act with management and Grant Thornton and received the opinion of both that the Company prepared its consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”);
•Discussed with Grant Thornton its independence and matters required to be discussed with the audit committees under GAAP including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16 (codified as Auditing Standard No. 1301) “Communication with Audit Committees”, as amended, supplemented or superseded, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);
•Received the written disclosures and letter from Grant Thornton required by applicable requirements of PCAOB Rule 3526 regarding the independent auditor’s communications with the Audit Committee concerning independence and the advice of Grant Thornton that neither it nor any of its members has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries; and
•Reviewed the audit and non-audit services performed by and the amount of fees paid for such services to Grant Thornton and considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with its audit and reviews of the Company’s consolidated financial statements was compatible with maintaining its independence.

However, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work and relies without independent verification on the information provided to it and on the representations by management and Grant Thornton.

Based on the foregoing review, discussions, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its 2024 Annual Report filed with the SEC. This report is respectfully submitted by the Audit Committee.

Audit Committee

Stephen Mongillo, Chairperson
Jaffrey A. Firestone
Julia Heidenreich Voliva

April 22, 2025

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed by Grant Thornton to the Company and its subsidiaries for professional services and other services in the following categories and amounts for the fiscal years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees (1)	$2,031,350	$2,204,850
Audit-Related Fees (2)	27,518	412,518
Tax Fees	—	—
All Other Fees (3)	—	—
Total Fees Billed	$2,058,868	$2,617,368

(1)Audit Fees consist of fees for the audit of the Company’s consolidated annual financial statements filed with the SEC, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, attestation of management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act, and consents and consultations on financial accounting and reporting standards arising during the course of audits, reviews, and filings. In addition, these amounts include fees for the annual audit and quarterly reviews of the Company’s affiliate, CVR Partners.
(2)Audit-Related Fees consist of fees for audit-related services of subsidiary entities and benefit plan audits.
(3)All Other Fees consist of fees for consultations on matters arising outside the course of audits, reviews, filings, and agreed upon procedures performed for statutory reporting and benefit plan audits.

The Audit Committee has considered whether the non-audit services provided by Grant Thornton were compatible with maintaining Grant Thornton’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of Grant Thornton as the Company’s independent registered public accounting firm during the firm’s appointment as the Company’s independent auditor.

Audit Committee’s Pre-Approval Policies and Procedures

Our policies and procedures for pre-approval of audit services and permitted non-audit services require that the Audit Committee approve in advance all audit and permitted non-audit services provided by our independent registered public accounting firm and also requires the Audit Committee to establish periodically and to approve in advance the fee levels for all services performed by the independent auditor. The Audit Committee has also authorized any Audit Committee member to pre-approve audit, audit-related, tax, and other non-audit services up to $100,000, provided that the committee member shall timely report to the full committee each specific service pre-approved by them with copies of all supporting documentation. All of the services performed by the independent auditor in 2024 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee.

PROPOSAL 4
RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITOR FOR 2025

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Our Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of our independent auditor. Grant Thornton LLP (“Grant Thornton”), an independent registered accounting firm, has served as the Company’s independent auditor since August 2013. See “Audit Committee Report” above for further information.

Recommendation of the Board

The Audit Committee has appointed Grant Thornton as our independent auditor to audit our books and accounts and to examine the Company’s financial statements for the year ending December 31, 2025. The Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. We expect a representative of Grant Thornton to be in attendance at the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the stock having the voting power present in person (virtually) or represented by proxy is required for Proposal 4 to be approved. If you “ABSTAIN” from voting with respect to this Proposal 4, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of Grant Thornton LLP as our independent registered public accounting firm for 2025. No broker non-votes are expected for this Proposal 4.

EQUITY COMPENSATION PLANS

The table below contains information about securities authorized for issuance under the CVI LTIP or as otherwise approved by the Compensation Committee as of December 31, 2024. The CVI LTIP was initially approved by our stockholders in October 2007 and re-approved by our stockholders in June 2014 and June 2017.

Equity Compensation Plan Information (1)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in (a)) (c)
Equity compensation plans approved by security holders:
CVR Energy, Inc. Long Term Incentive Plan	—	$—	5,568,528	(2)
Equity compensation plans not approved by security holders:
None	—	—	—
Total	—	$—	5,568,528

(1)As of December 31, 2024, there are 1,218,813 outstanding awards under the CVI LTIP, and the remaining incentive unit awards outstanding and unvested are to be settled in cash and are issued in connection with (and not under) the CVI LTIP.
(2)Represents shares of common stock that remain available for future issuance pursuant to the CVI LTIP in connection with awards of stock options, non-vested restricted shares, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards, and performance awards.

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS

The following table presents information regarding beneficial ownership of our common stock as of the Record Date, unless otherwise noted, by:
•each of our current directors and nominees for director;
•each of our named executive officers;
•each stockholder known by us to beneficially hold five percent or more of our common stock; and
•all of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Except as otherwise indicated, the business address for each of the beneficial owners listed in the table is c/o CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

Beneficial Owner Name	Shares Beneficially Owned
	Number	Percent (1)
Carl C. Icahn (2)	70,210,404	69.8%
Blackrock, Inc. (3)	5,374,462	5.3%
Dustin DeMaria	—	—
Jaffrey A. Firestone	—	—
Robert E. Flint	—	—
Colin Kwak	—	—
David L. Lamp	—	—
Stephen Mongillo	—	—
Mark J. Smith	—	—
Julia Heidenreich Voliva	—	—
Melissa M. Buhrig	—	—
Dane J. Neumann	—	—
Mark A. Pytosh	—	—
Michael H. Wright, Jr.	—	—
All directors and executive officers, as a group (14 persons)	—	—

(1)Percentage based upon 100,530,599 shares of common stock outstanding.
(2)This disclosure is based on: (a) a Schedule 13D/A filed with the SEC on April 15, 2025, by Icahn Enterprises Holdings L.P. (“IEP Holdings”), Icahn Enterprises G.P. Inc. (“IEP GP”), and Carl C. Icahn (collectively, the “Icahn Reporting Persons”), indicating that: (i) the principal business address of each of the Icahn Reporting Persons is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, FL 33160; and (ii) each of IEP Holdings, IEP GP, and Mr. Icahn has shared voting power and shared dispositive power with regard to 70,125,482 shares of the Company’s common stock; and (b) a Form 4 filed by the Icahn Reporting Persons on April 18, 2025, indicating that the Icahn Reporting Persons beneficially own 70,210,404 shares of the Company’s common stock and that: (i) IEP Energy Holding LLC (“IEP LLC”) directly holds shares of the Company’s common stock; (ii) American Entertainment Properties Corp. (“AEP”) owns a 100% interest in IEP LLC; (iii) AEPC Holdings LLC (“AEPC Holdings”) owns 100% of the equity of AEP; (iv) IEP Holdings holds shares of the Company's common stock and owns a 100% interest in AEPC Holdings; (v) Icahn Enterprises L.P. owns a 99% limited partner interest in IEP Holdings; (vi) Mr. Icahn is the indirect holder of approximately 86% of the issued and outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P.; (vii) IEP GP is the general partner of and owns a 1% general partner interest in each of IEP Holdings and Icahn Enterprises L.P.; (viii) IEP GP is 100% owned by Beckton Corp ("Beckton"); (ix) Beckton is 100% owned by Mr. Icahn; (x) each of AEP, Icahn Enterprises, IEP GP, Beckton and Mr. Icahn disclaims beneficial ownership of the Company’s shares of common stock except to the extent of his or its pecuniary interest therein, if any; (xi) the address for the Icahn Reporting Persons, other than Mr. Icahn, is 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160; and (xii) the address for Mr. Icahn is c/o Icahn Associates Holding LLC, 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160.
(3)This disclosure is based on a Schedule 13G filed with the SEC on November 8, 2024, by Blackrock, Inc. indicating that: (a) its principal business address is 50 Hudson Yards, New York, NY 10001; and (b) it beneficially owns 5,374,462 shares of the Company’s common stock and (i) has sole dispositive power with respect to such shares, and (ii) has sole voting power with respect to 5,323,090 of such shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

This section describes related party transactions between the Company and its directors, executive officers, and 5% stockholders (and entities controlled by such persons, including CVR Partners) that occurred during the year ended December 31, 2024.

Transactions with IEP and its Affiliates

As of December 31, 2024, IEP and its affiliates owned approximately 66% of our outstanding common stock.

Transactions with Other Affiliates

Enable Pipeline Joint Venture

Through our subsidiaries, we own a 40% interest in a joint venture (the “Enable JV”), which operates a 12-inch 26-mile crude oil pipeline with a capacity of approximately 80,000 barrels per day that is connected to the Wynnewood Refinery. As of December 2021, the remaining 60% interest in the Enable JV is owned by a subsidiary of Energy Transfer LP, which also serves as the operator of the pipeline owned by the Enable JV.

Through our subsidiaries, we are party to a transportation agreement, effective September 19, 2016, as part of the Enable JV for an initial term of 20 years under which the Enable JV provides transportation services for crude oil purchased within a defined geographic area. Additionally, we entered into a terminalling services agreement, effective September 19, 2016, with the Enable JV under which we receive access to Enable JV’s terminal in Lawrence, Oklahoma to unload and pump crude oil into Enable JV’s pipeline for an initial term of 20 years. For the year ended December 31, 2024, we incurred costs of $13 million under the transportation agreement with the Enable JV. As of December 31, 2024, the Consolidated Balance Sheets of the Company included a liability of $1 million to the Enable JV.

Midway Joint Venture

On December 23, 2024, a subsidiary of the Company sold the 50% limited liability company interest (the “Membership Interests”) it owned in Midway Pipeline LLC (“Midway”) to Plains Pipeline, L.P. (“Plains”), pursuant to an Assignment and Assumption of Units in exchange for cash consideration of approximately $90 million. Midway operates a 16-inch crude oil pipeline with a capacity of approximately 131,000 barrels per day, which connects the Coffeyville Refinery to the Cushing, Oklahoma crude oil hub. For the year ended December 31, 2024, we incurred costs of $26 million associated with crude oil transportation services on the pipeline owned by Midway, through Gunvor USA LLC as the intermediary purchasing agent. In connection with the sale of the Membership Interests, a subsidiary of the Company entered into a pipeline transportation agreement with Midway that allows the Company to deliver a variety of crude oils from Cushing, Oklahoma over the long-term.

CVR Partners Joint Venture

In January 2023, CVR Partners and its subsidiary, Coffeyville Resources Nitrogen Fertilizers, LLC (“CRNF”), entered into a series of agreements with CapturePoint LLC, an unaffiliated Texas limited liability company, and certain unaffiliated third-party investors intended to qualify under the IRS safe harbor, described in Revenue Procedure 2020-12, for certain joint ventures that are eligible to claim certain tax credits under Section 45Q of the Internal Revenue Code of 1986, as amended (“Section 45Q Credits”) and allow us to monetize Section 45Q Credits we expect to generate from January 6, 2023 until March 31, 2030 (the “45Q Transaction”) for certain carbon oxide capture and sequestration activities conducted at or in connection with CVR Partners’ Coffeyville nitrogen fertilizer facility (“Coffeyville Fertilizer Facility”). Among other items, the 45Q Transaction resulted in the creation of CVR-CapturePoint Parent LLC (“CVRP JV”) in which CVR Partners has a 50% interest. For the year ended December 31, 2024, we received distributions of $6 million.

Transactions with CVR Partners

Background

Prior to our initial public offering, we created and transferred our nitrogen fertilizer business to CVR Partners, and in April 2011, CVR Partners consummated its initial public offering. To effectuate CVR Partners’ initial public offering, the general and limited partners of CVR Partners entered into a new limited partnership agreement, and CVR Energy or its subsidiaries entered into a series of new agreements, and amended and restated certain of our existing intercompany agreements with CVR Partners and CRNF. These agreements were not the result of arm’s-length negotiations, and the terms of these agreements are not necessarily at least as favorable to the parties to these agreements as terms which could have been obtained from unaffiliated third parties.

Omnibus Agreement

We are party to an omnibus agreement with CVR Partners and its general partner, pursuant to which CVR Partners has agreed that we will have a preferential right to acquire any assets or group of assets that do not constitute assets used in a fertilizer restricted business. In determining whether to exercise any preferential right under the omnibus agreement, we will be permitted to act in our sole discretion, without any fiduciary obligation to CVR Partners or its unitholders whatsoever. These obligations will continue so long as we own at least 50% of CVR Partners’ general partner. There was no activity reported under this agreement during the year ended December 31, 2024.

Coffeyville MSA

Under the Coffeyville MSA, CRNF and an indirect, wholly owned subsidiary of CVR Energy (“CVR Energy Subsidiary”) are party to various services, including cross easements, hydrogen purchase and sale, raw water and facilities sharing, pet coke supply, feedstock and shared services, and a lease. The Coffeyville MSA provides for monthly payments for all goods and services supplied under the Coffeyville MSA and is in effect until terminated in writing, in whole or in part, by either party, or until terminated automatically in the event a party falls out of common control with the other party.

For the year ended December 31, 2024, net payments from CRNF to the CVR Energy Subsidiary pursuant to the Coffeyville MSA were approximately $14 million. As of December 31, 2024, CVR Partners’ Consolidated Balance Sheets reflected a net payable of $1 million due to CVR Energy.

Corporate MSA

Under the Corporate MSA, the general partner of CVR Partners (the “General Partner”) and CVR Partners and its subsidiaries, as “service recipients” thereunder, obtain certain management and other administrative and professional services from our indirect, wholly owned subsidiary, CVR Services, LLC (“CVR Services”). The Corporate MSA provides for payment by each service recipient, including the General Partner and CVR Partners and its subsidiaries, of a monthly fee for goods and services supplied thereunder, subject to an annual true up, as well as pass-through of any direct costs incurred on behalf of a service recipient without markup. Any party may terminate the Corporate MSA upon at least 90 days’ notice.

For the year ended December 31, 2024, net payments from CVR Partners’ subsidiaries to CVR Services pursuant to the Corporate MSA were approximately $27 million. As of December 31, 2024, CVR Partners’ Consolidated Balance Sheets reflected a net payable of $4 million due to CVR Services.

Environmental Agreement

Certain of our subsidiaries are parties to an environmental agreement with CRNF which provides for certain indemnification and access rights in connection with environmental matters affecting our Coffeyville Refinery and CRNF’s Coffeyville Fertilizer Facility. To the extent that liability arises from environmental contamination that is caused by our Coffeyville Refinery but is also commingled with environmental contamination caused by CRNF’s Coffeyville Fertilizer Facility, our Coffeyville Refinery may elect, in its sole discretion and at its own cost and expense, to perform government mandated environmental activities relating to such liability, subject to certain conditions and provided that it does not waive any rights to indemnification or compensation otherwise provided for in the agreement. No liability under this agreement was recorded as of December 31, 2024.

Terminal and Operating Agreement

One of our indirect wholly owned subsidiaries entered into a lease and operating agreement with CRNF, under which CRNF leases the premises located at Phillipsburg, Kansas to be utilized as a UAN terminal. The initial term of the agreement will expire in May 2032, provided, however, CRNF may terminate the lease at any time during the initial term by providing 180 days prior written notice. In addition, this agreement will automatically renew for successive five-year terms, provided that CRNF may terminate the agreement during any renewal term with at least 180 days written notice. Under the terms of this agreement, CRNF will pay $1.00 per year for rent, $4.00 per ton of UAN placed into the terminal, and $4.00 per ton of UAN taken out of the terminal. For the year ended December 31, 2024, the aggregate amount of payments made by CRNF to our subsidiary under this agreement was nominal.

CVR Partners Amended and Restated Registration Rights Agreement

CVR Partners entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with CVR Services, pursuant to which CVR Partners may be required to register the sale of CVR Partners common units that CVR Services holds. Under the Registration Rights Agreement, CVR Services has the right to request that CVR Partners register the sale of common units held by CVR Services on six occasions, including requiring CVR Partners to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period. In addition, CVR Services and its permitted transferees have the ability to exercise certain piggyback registration rights with respect to their securities if CVR Partners elects to register any of its equity interests. The Registration Rights Agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses. All CVR Partners common units held by CVR Services and any permitted transferee will be entitled to these registration rights, except that the demand registration rights may only be transferred in whole and not in part.

Related Party Transaction Policy

Our Board has adopted a Related Party Transaction Policy, which is designed to monitor and ensure the proper review, approval, ratification, and disclosure of our related party transactions. This policy applies to any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we were, are, or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has, or will have a direct or indirect material interest. The Audit Committee must review, approve, and ratify a related party transaction if such transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, which the Audit Committee believes are no less favorable to us than could be obtained in an arm’s-length transaction with an unrelated third-party, unless the Audit Committee otherwise determines the transaction is not in our best interests. Any related party transaction or modification of such transaction that our Board has approved or ratified by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such transaction does not need to be approved or ratified by our Audit Committee. In addition, related party transactions involving compensation will be approved by our Compensation Committee in lieu of our Audit Committee.

In addition, the charter for the Audit Committee provides that the Audit Committee will review, approve, and ratify transactions in which a potential conflict of interest exists or arises between the Company or any of its subsidiaries (including the general partner of CVR Partners acting on its own behalf and not on behalf of CVR Partners), on the one hand, and CVR Partners or any of its subsidiaries, on the other hand.

2026 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

In accordance with our By-Laws, to be considered for inclusion in our Proxy Statement for the 2026 Annual Meeting of Stockholders, stockholder proposals must be received by our Secretary at the address below no later than the close of business on December 23, 2025. Such proposals must meet the requirements set forth in our By-Laws and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

For a stockholder proposal that is intended to be presented at an annual meeting but not presented to us for inclusion in our Proxy Statement under Rule 14a-8, or to nominate an individual for election at our annual meeting for 2026, in general, the stockholder’s notice must be received by the Secretary no earlier than February 5, 2026 and no later than March 7, 2026 and meet the requirements set forth in our By-Laws. However, if the date of our 2026 Annual Meeting of Stockholders is held more than 30 days before or after June 5, 2026, then the stockholder’s notice, in order to be considered timely, must be received by the Secretary no later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the 2026 annual meeting was mailed or public disclosure of such date was made.

Stockholders can suggest director candidates for consideration by writing to the attention of the General Counsel and Secretary at the address below. Stockholders should provide the candidate’s name, biographical data, qualifications, and the candidate’s written consent to being named as a nominee in our proxy statement and to serve as a director, if elected. Stockholders should also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. The Board may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the candidate. In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026. However, if the date of our 2026 Annual Meeting of Stockholders is held more than 30 days before or after June 5, 2026, then the notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

If the number of directors to be elected at the 2026 Annual Meeting will be increased and there is no public announcement naming the nominees for the additional directorships prior to February 25, 2026, a stockholder’s notice will be considered timely with respect to the nominees for the additional directorships if it is received by the Secretary no later than the close of business on the tenth day after the day on which such public announcement is first made.

Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: General Counsel & Secretary

The General Counsel and Secretary will forward the proposals and recommendations to the Governance Committee for consideration. We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with the procedures described above and other applicable requirements. In addition, a proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above.

Appendix A

THIRD AMENDED AND RESTATED
CVR ENERGY, INC.
2007 LONG-TERM INCENTIVE PLAN

1.    Purpose.
The purpose of the Plan is to strengthen CVR Energy, Inc., a Delaware corporation (the “Company”), by providing an incentive to certain employees, officers and consultants of the Company and its Subsidiaries’ (as defined herein) and directors of the Company, thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers and consultants of the Company and its Subsidiaries and directors of the Company an added incentive for high levels of performance and unusual efforts through the grant of awards in respect of Shares.
2.    Definitions.
For purposes of the Plan:
2.1    “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company, each within the meaning of the Securities Act.
2.2    “Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.
2.3    “Award” means a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, an Other Share-Based Award or any or all of them.
2.4    “Beneficiary” means an individual designated as a Beneficiary pursuant to Section 19.4.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” means, with respect to the termination of a Participant’s employment or services by the Company or any Subsidiary of the Company that employs such individual or to which the Participant performs services (or by the Company on behalf of any such Subsidiary), such Participant’s (i) refusal or neglect to perform substantially his or her employment-related duties or services, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Company or its Subsidiaries which in no way adversely affects the Company or any of its Subsidiaries or any of their reputation, or the ability of the Participant to perform his or her employment-related duties or services or to represent the Company or any Subsidiary of the Company that employs such Participant or to which the Participant performs services), (iv) failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary; provided that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary of the Company, “Cause” shall have the meaning, if any, specified in such agreement.
2.7    “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8    “Change in Control” means the occurrence of any of the following:
(a)    An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than thirty percent (30%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person holding the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Majority-Owned Entity”), (ii) the Company, any Principal Stockholder or any Majority-Owned Entity, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);
(b)    The consummation of:
(i)    A merger, consolidation or reorganization of a Person (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:
(A)    the stockholders of the Company immediately before such Merger, or one or more Principal Stockholders, own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities by the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(B)    the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(C)    no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Majority-Owned Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Majority-Owned Entity, (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Shares or Voting Securities, or (5) any Principal Stockholder, has Beneficial Ownership, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.
(ii)    A complete liquidation or dissolution of the Company; or
(iii)    The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a sale or transfer to a Majority-Owned Entity or a Principal Stockholder (or one or more Principal Stockholders acting together) or (y) the distribution to the Company’s stockholders of the stock of a Majority-Owned Entity or any other assets).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Notwithstanding anything contained in this Plan or an Agreement to the contrary, to the extent that an Award constitutes non-qualified deferred compensation pursuant to Section 409A of the Code and payment of such Award is required to be made upon, or within a specified time following, the consummation of a Change in Control, payment with respect to such Award shall be made solely upon the occurrence of a “change in control event” as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(i) or such other time permitted under Section 409A of the Code.
2.9    “Change in Control Related Termination” means with respect to any Participant who is party to an effective services, severance or employment agreement with the Company or any Subsidiary, the meaning for “Change in Control Related Termination” specified in such agreement.
2.10    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
2.11    “Committee” means the Committee which administers the Plan as provided in Section 3.
2.12    “Company” means CVR Energy, Inc., a Delaware corporation.
2.13    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of stock, by agreement or otherwise and “Controlled” has a corresponding meaning.
2.14    “Director” means a member of the Board.
2.15    “Disability” means a Participant’s inability, due to physical or mental ill health, to perform the essential functions of the Participant’s job, with or without a reasonable accommodation, for 180 days during any 365 day period irrespective of whether such days are consecutive; provided that, in the case of any Participant who is a party to an effective services, severance or employment agreement with the Company or any Subsidiary, the meaning for “Disability” will have the meaning (if any) specified in such agreement.
2.16    “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
2.17    “Dividend Equivalent Right” means a right to receive cash, Shares or other property based on the value of dividends that are paid with respect to Shares.
2.18    “Eligible Individual” means any of the following individuals: (a) any officer or employee of the Company or any Subsidiary, (b) any Director, (c) any individual to whom the Company or any Subsidiary has extended a formal, written offer of employment, and (d) any consultant or advisor of the Company or any Subsidiary, who is a natural person providing key bona fide consulting or advisory services to the Company or any Subsidiary, as determined by the Committee, in its sole discretion, which services are not in connection with the use and sale of securities in a capital-raising transaction.
2.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.20    “Fair Market Value” on any date means:
(a)    if the Shares are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Shares on such date on the New York Stock Exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;
(b)    if the Shares are not listed for trading on the New York Stock Exchange, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on such exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;
(c)    if the Shares are not listed on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Shares on such date as quoted on the Nasdaq Capital Market (“Nasdaq”) or, if no such price shall have been quoted for such date, on the next preceding date for which such price was so quoted; or
(d)    if the Shares are not listed for trading on a national securities exchange or are not authorized for quotation on Nasdaq, the fair market value of the Shares as determined in good faith by the Committee, and in the case of Incentive Stock Options, in accordance with Section 422 of the Code.
2.21    “Good Reason” means with respect to any Participant who is a party to an effective services, severance or employment agreement with the Company or any Subsidiary, the meaning for “Good Reason” specified in such agreement.
2.22    “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.
2.23    “Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.
2.24    “Non-Employee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.25    “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
2.26    “Other Share-Based Award” means Awards granted pursuant to Section 10.
2.27    “Option” means a Nonqualified Stock Option and/or an Incentive Stock Option.
2.28    “Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.
2.29    “Participant” means a person to whom an Award has been granted under the Plan.
2.30    “Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.
2.31    “Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.
2.32    “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.
2.33    “Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining the degree of payout and/or vesting of Performance Awards.
2.34    “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1.
2.35    “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1.
2.36    “Plan” means this 2007 CVR Energy, Inc. Long-Term Incentive Plan, as amended or restated from time to time.
2.37     “Principal” means Carl Icahn.
2.38    “Principal Stockholder” means any of IEP Energy LLC, any Affiliate of IEP Energy LLC, the Principal and any Related Party.

2.39    “Related Party” means (1) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each, an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights, hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For the purposes of this definition, and for the avoidance of doubt, in addition to any Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.
2.40    “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.
2.41    “Restricted Stock Units” means rights granted to an Eligible Individual under Section 8 representing a number of hypothetical Shares.
2.42    “Retirement” means a Participant’s termination or resignation of employment with the Company or any Subsidiary for any reason (other than for Cause or by reason of the Participant’s death) following the date the Participant attains age 65; provided that, in the case of any Participant who is a party to an effective services, severance or employment agreement with the Company or any Subsidiary, the meaning of “Retirement” will have the meaning (if any) specified in such agreement.
2.43    “Securities Act” means the Securities Act of 1933, as amended.
2.44    “Shares” means the common stock, par value $.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.
2.45    “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.
2.46    “Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (b) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least 50% or more of the outstanding equity or other ownership interests, and (c) any Affiliate controlled by the Company directly or indirectly, through one or more intermediaries. An entity shall be deemed a Subsidiary only for such periods as the requisite ownership is maintained, unless otherwise determined by the Committee.
2.47    “Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

2.48    “Termination Date” means the date that is ten (10) years after the date on which the Board approves the Plan, unless the Plan is earlier terminated by the Board pursuant to Section 15 hereof.
3.    Administration.
3.1    Committees; Procedure. The Plan shall be administered by a Committee which, until the Board appoints a different Committee, shall be the Compensation Committee of the Board. The Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. The Committee shall consist of at least two (2) Directors and may consist of the entire Board; provided, however, that from and after the date of an Initial Public Offering if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors, each of whom shall be a Non-Employee Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Non-Employee Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.
3.2    Board Reservation and Delegation. The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder and may consist of one or more Directors who may, but need not be officers or employees of the Company. To the extent the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.
3.3    Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the full power and authority from time to time to:
(a)    select those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule, the duration of each Option, and any vesting acceleration or waiver of forfeiture or repurchase restrictions, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;
(b)    select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, including the vesting schedule and any vesting acceleration or waiver of forfeiture or repurchase restrictions, and make any amendment or modification to any Agreement consistent with the terms of the Plan;
(c)    determine whether, and to what extent and under which circumstances Shares and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, subject to and in accordance with, Section 409A of the Code;
(d)    construe and interpret the Plan and the Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;
(e)    determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;
(f)    cancel, with the consent of the Participant (except where such consent is not required in connection with a Change in Control), outstanding Awards;
(g)    exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(h)    generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.
3.4    Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
3.5    Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
3.6    No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless such adjustment or amendment is approved by the Company’s stockholders as required by applicable law, regulation or exchange requirement.
4.    Stock Subject to the Plan; Grant Limitations.
4.1    Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares, newly issued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be issued to Participants under the Plan shall not exceed 10,000,000, no more than 1,000,000 of which may be granted as Incentive Stock Options. Any Shares delivered pursuant to an Award shall consist, in whole or in part, of Shares acquired in the open market, from any Affiliate, the Company or any other person, or any combination of the foregoing, as determined by the Committee in its discretion. For the avoidance of doubt, the grant of any Award pursuant to an Agreement that provides such Award will be solely settled in cash, shall not reduce the aggregate number of Shares that may be issued under the Plan to Participants.
4.2    Individual Limit. The aggregate number of Shares that may be the subject of Options, Stock Appreciation Rights, Performance-Based Restricted Stock and Performance-Share Units granted to an Eligible Individual in any calendar year may not exceed 1,000,000. The maximum dollar amount of cash or the fair market value of Shares that any individual may receive in any calendar year in respect of Performance Units may not exceed $10,000,000.
4.3    Calculating Shares Available.
(a)    Upon the granting of an Award, the number of Shares available under this Section 4 for the granting of further Awards shall be reduced as follows:
(i)    In connection with the granting of an Option, Stock Appreciation Right (other than a Stock Appreciation Right related to an Option), Restricted Stock Unit, Other Share-Based Award or Award of Restricted Stock, Performance-Based Restricted Stock or Performance Share Units, the number of Shares available under this Section 4 for the granting of further Awards shall be reduced by the number of Shares in respect of which the Award is granted or denominated.
(ii)    In connection with the granting of a Performance Unit, the number of Shares available under this Section 4 for the granting of further Awards initially shall be reduced by the Share

Equivalent number of Performance Units granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares. For purposes of this Section 4, the “Share Equivalent” number of Performance Units shall be equal to the quotient of (i) the aggregate dollar amount in which the Performance Units are denominated, divided by (ii) the Fair Market Value of a Share on the date of grant.
(iii)    In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 4 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of Shares available for the granting of further Awards under this Section 4 shall be reduced by the number of Shares so issued.
(b)    Notwithstanding Section 4.3(a), in the event that an Award is granted that, pursuant to the terms of the Agreement, is required to be settled solely in cash, the aggregate number of Shares that may be made the subject of Awards granted under the Plan shall not be reduced. Whenever any outstanding Award or a portion thereof expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Award, the number of Shares previously allocable to the expired, forfeited, canceled, settled or otherwise terminated portion of the Award shall again be available for the granting of Awards under the Plan.
(c)    Notwithstanding anything in this Section 4.3 to the contrary, (i) Shares tendered as full or partial payment of the exercise price shall not increase the number of Shares available under this Section 4, (ii) Shares tendered as settlement of tax withholding obligations shall not increase the number of Shares available under this Section 4, and (iii) Shares repurchased by the Company using proceeds from the exercise of Options shall not be available for issuance under the Plan.
(d)    Where two or more Awards are granted with respect to the same Shares, such Shares shall be taken into account only once for purposes of this Section 4.3.
4.4    Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Awards that may be settled solely in cash) to Eligible Individuals shall vest no earlier than the first anniversary of the date of grant of such Award; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Awards substituted pursuant to the adjustment provisions in Section 12, (ii) Shares delivered in lieu of fully vested cash obligations, and (iii) additional Awards the Committee may grant, up to a maximum of 5% of the total number of Shares reserved for issuance under the Plan; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in cases of Retirement, death, Disability or a Change in Control, in an applicable Agreement or otherwise.
5.    Stock Options.
5.1    Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individual shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary on the date the Incentive Stock Option is granted.
5.2    Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).
5.3    Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the earlier of the maximum term of the Option and the 10th anniversary of the grant.
5.4    Vesting. The Committee shall determine the time or times at which an Option shall become vested and exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Subject to the minimum vesting provisions in Section 4.4, the Committee may accelerate the exercisability of any Option or portion thereof at any time.
5.5    Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.
5.6    Transferability. Except as otherwise provided in this Section 5.6, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of an Option pursuant to this Section 5.6 shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 19.2, or the terms of any Agreement, neither the Company nor any of its Subsidiaries shall withhold any amount attributable to the Participant’s tax liability from any payment of cash or Shares to a transferee or transferee’s Beneficiary under this Section 5.6, but may require the payment of an amount equal to the Company’s or any of its Subsidiaries’ withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the Option.
5.7    Method of Exercise. The exercise of an Option shall be made only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.
5.8    Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant, and (c) the

Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.
5.9    No Dividends or Dividend Equivalents. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as provided in Section 12) or any other rights as a stockholder will exist with respect to the Shares subject to an Option. Subject to the terms of the Plan, including, without limitation, Section 18.4, the Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12. No dividend equivalents shall be issued or paid with respect to any Option.
5.10    Effect of Change in Control. The effect of a Change in Control on an Option may be set forth in the applicable Agreement.
6.    Stock Appreciation Rights.
6.1    Grant. The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.
6.2    Base Price. The base price underlying each Stock Appreciation Right shall be determined by the Committee and set forth in the Agreement, provided, however, that the base price per Share underlying each Stock Appreciation Right shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted.
6.3    Stock Appreciation Right Related to an Option. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.
(a)    Exercise; Transferability. A Stock Appreciation Right granted in connection with an Option (i) shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the Agreement evidencing the related Option and (iii) shall not be transferable except to the extent the related Option is transferable.
(b)    Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
(c)    Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.
6.4    Stock Appreciation Right Unrelated to an Option. A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Committee shall determine.
(a)    Terms; Duration. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided that unless the Committee provides otherwise a

Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted.
(b)    Amount Payable. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the base price of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
(c)    Transferability. (i) Except as otherwise provided in this Section 6.4(c), no Stock Appreciation Right unrelated to an Option shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and a Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing a Stock Appreciation Right at the time of grant or thereafter, that the Award, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of a Stock Appreciation Right pursuant to this Section 6.4(c) shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of a Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 19.2, or the terms of any Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant’s tax liability from any payment of cash or Shares to a transferee or transferee’s Beneficiary under this Section 6.4(c), but may require the payment of an amount equal to the Company’s or any Subsidiary’s withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the Stock Appreciation Right.
6.5    Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.
6.6    Form of Payment. Payment of the amount determined under Section 6.3(b) or 6.4(b) may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.
6.7    No Dividends or Dividend Equivalents. A Stock Appreciation Right does not confer upon a Participant the same rights as a stockholder, and therefore, no dividends will be issued or paid to a Participant with respect to such Stock Appreciation Right, except as provided in Section 12. No dividend equivalents shall be issued or paid with respect to any Stock Appreciation Right, except as provided in Section 12.
6.8    Effect of Change in Control. The effect of a Change in Control on a Stock Appreciation Right may be set forth in the applicable Agreement.
7.    Dividend Equivalent Rights.
The Committee may in its discretion, grant Dividend Equivalent Rights either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights shall be deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, provided, that Dividend Equivalent Rights shall be structured in a manner intended to be exempt from, or comply with, Section 409A of the Code or otherwise. The Committee shall determine whether any deferred amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares unless otherwise specified in an Agreement. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.
8.    Restricted Stock; Restricted Stock Units.
8.1    Restricted Stock. The Committee may grant to Eligible Individuals Awards of Restricted Stock, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1.
(a)    Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b)    Non-transferability. Until all restrictions upon Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.1(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
(c)    Lapse of Restrictions.
(i)    Generally. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.
(ii)    Effect of Change in Control. The effect of a Change in Control on an Award of Restricted Stock may be set forth in the applicable Agreement.
(d)    Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, made in respect of such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were made, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.
(e)    Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or other evidence of issuance of Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

8.2    Restricted Stock Unit Awards. The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2.
(a)    Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant has become entitled.
(b)    Effect of Change in Control. The effect of a Change in Control on an Award of Restricted Stock Units shall be set forth in the applicable Agreement.
9.    Performance Awards.
9.1    Performance Units and Performance Share Units. The Committee, in its discretion, may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.
(a)    Performance Units. Performance Units shall be denominated in a specified amount (which may be a specified dollar amount or an amount determined by reference to a security, an index or other instrument) and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified amount or a percentage of the specified amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.
(b)    Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Share Unit represents the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. Each Agreement shall specify the number of Performance Share Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.
(c)    Vesting and Forfeiture. Subject to Sections 9.3(c) and 9.4, a Participant shall become vested with respect to the Performance Share Units and Performance Units to the extent that the Performance Objectives for the Performance Cycle and other terms and conditions set forth in the Agreement are satisfied.
(d)    Payment of Awards. Subject to Sections 9.3(c) and 9.4, payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine, but in no event later than 21/2 months after the end of the calendar year in which the Performance Cycle is completed. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2    Performance-Based Restricted Stock. The Committee, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:
(a)    Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the Performance-Based Restricted Stock to vest and the Performance Cycle within which such Performance Objectives must be satisfied.
(b)     Lapse of Restrictions. Subject to Sections 9.3(c) and 9.4, restrictions upon Performance-Based Restricted Stock awarded hereunder shall lapse and such Performance-Based Restricted Stock shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted; provided, however, that, except as may be provided pursuant to Section 9.4, no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.
(c)    Treatment of Dividends. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.
(d)    Delivery of Shares. Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.
9.3    Performance Objectives
(a)    Establishment. For purposes of this Plan and the Awards granted hereunder, “Performance Objectives” shall mean such criteria as determined by the Committee in its sole discretion, including without limitation, any one or more of the following criteria (i) stock price, (ii) earnings per share, (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) EBITDA, (vii) revenues, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market position, (xi) total shareholder return, (xii) return on investment, (xiii) earnings before interest and taxes (EBIT), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) shareholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, (xxiii) crude throughput (expressed as a number of barrels per day or the average number of barrels per day), (xxiv) gathered crude (expressed as a number of barrels per day or the average number of barrels per day), (xxv) reportable air emissions or spills to water or ground, (xxvi) OSHA-recordable personal injuries or lost time accidents,

(xxvii) process safety incidents (xxviii) trucking incidents, or (xxix) any combination, including one or more ratios, of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.
(b)    Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed, changes in accounting principles, the impact of specified corporate transactions (such as a stock split or stock dividend), special charges and tax law changes, all as determined in accordance with generally accepted accounting principles (to the extent applicable).
(c)    Determination of Performance. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares issued that become vested or on which restrictions lapse.
9.4    Effect of Change in Control. The effect of a Change in Control on a Performance Award may be set forth in the applicable Agreement.
9.5    Non-transferability. Until the vesting of Performance Units and Performance Share Units or the lapsing of any restrictions on Performance-Based Restricted Stock, as the case may be, such Performance Units, Performance Share Units or Performance-Based Restricted Stock shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
10.    Other Share-Based Awards.
The Committee may grant Other Share-Based Awards to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Other Share-Based Awards may be settled in cash or Shares, as set forth in the applicable Agreement and as the Committee may determine in its sole discretion and may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.
11.    Effect of a Termination of Employment.
The Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon (a) a termination or change in the status of the employment of the Participant by the Company, a Subsidiary of the Company, or a Division (including a termination or change by reason of the sale of any Subsidiary of the Company or a Division), or (b) in the case of a Director, the cessation of the Director’s service on the Board, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.
12.    Adjustment Upon Changes in Capitalization.
12.1    In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under the Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (c) the number and class of Shares or other stock or securities, cash or other property which are subject to outstanding Awards granted under the Plan and the exercise price therefore, if applicable and (d) the Performance Objectives. Any adjustments to outstanding Awards are intended to be consistent with Sections 409A and 424 of the Code, as applicable.
12.2    Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

12.3    If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Award with respect to, new, additional or different shares or securities of the Company or any other corporation, such new, additional or different securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award, prior to such Change in Capitalization.
12.4    The Awards hereunder shall not affect in any way the right or power of the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
13.    Effect of Certain Transactions.
13.1    Subject to the terms of an Agreement, following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), either (i) each outstanding Award, whether vested or unvested, shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each Share subject to any outstanding Awards, whether vested or unvested, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.
13.2    Without limiting the generality of the foregoing, the treatment of outstanding Awards pursuant to clause (b)(i) of Section 13.1 in connection with a Transaction may include the cancellation of outstanding Awards upon consummation of the Transaction provided either (x) the holders of affected Options have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options (whether or not they were otherwise exercisable or vested) or (y) the holders of affected Awards are paid (in cash or cash equivalents) the following amounts: (A) in respect of each Share underlying Options (whether or not they were otherwise exercisable or vested) being cancelled, an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option; and (B) in respect of each Share covered by Awards (whether vested or unvested) being cancelled, an amount equal to the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion). For avoidance of doubt, the cancellation of Awards pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement, and if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Award may be cancelled without any payment therefor. The treatment of any Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12.
14.    Interpretation.
14.1    Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
14.2    Compliance With Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner, or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A and any guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

15.    Termination and Amendment of the Plan or Modification of Awards.
15.1    Plan Amendment or Termination. The Board may at any time terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
(a)    no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and
(b)    to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.
15.2    Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.
16.    Non-Exclusivity of the Plan.
The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
17.    Limitation of Liability.
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
(a)    give any person any right to be granted an Award other than at the sole discretion of the Committee;
(b)    give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;
(c)    limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of any person at any time; or
(d)    be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.
18.    Governing Law; Regulations and Other Approvals; Legends.
18.1    Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
18.2    The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
18.3    The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
18.4    Each grant of an Award and the issuance of Shares or other settlement of the Award is subject to the compliance with all applicable federal, state or foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.
18.5    Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
18.6    Certificates for Shares issued upon exercise or vesting of an Award shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.
19.    Miscellaneous.
19.1    Multiple Agreements. The Committee’s determination of the terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time, in either case with respect to Awards granted to the same Participant or different Participants, whether or not such Participants are similarly situated. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or subject to Section 3.6, in substitution for, one or more Awards previously granted to that Eligible Individual.
19.2    Withholding of Taxes.
(a)    The Company and its Subsidiaries may withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan. The Company and its Subsidiaries shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any Subsidiary of the Company to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award. If specified in an Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Shares then issuable to him or her, or (iii) surrender Shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes.
(b)    If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.
19.3    Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.
19.4    Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
19.5    Right to Terminate Employment or Consultancy. Neither the adoption of the Plan nor the grant of Awards shall impose any obligations on the Company to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, subject however to the provisions of any agreement between the Company and a Participant.
19.6    Relationship to Other Benefits. Any Awards under the terms of this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program unless specifically provided by any such plan or program.
19.7    Trusts, Etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award hereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
19.8    Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.
19.9    Ratification of Actions. By accepting any Award or other benefit under the terms of this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant’s acceptance and ratification of, and consent to, any action taken under the terms of this Plan by the Board or the Committee.
19.10    Participant Loans Prohibited. Notwithstanding any other provision of the Plan to the contrary, no loans may be made to any Participant (whether on a recourse or non-recourse basis, or with or without interest) for the purpose of enabling a Participant to exercise any Option or Stock Appreciation Right or to otherwise pay any purchase price that may be due with respect to an Award.
19.11    Clawback Policies. Notwithstanding any other provision of the Plan to the contrary, Awards granted pursuant to the Plan are subject to the Company’s Policy for the Recovery of Erroneously Awarded Compensation, to the extent provided therein, and any other clawback and/or recoupment policy approved by the Board or the Committee (or other committee of the Board) from time to time, to the extent each is applicable to the Participant and/or any other Company recoupment policies or procedures that may be required under applicable law or otherwise adopted by the Company or incorporated into any other part of an Award (collectively, the “Clawback Policies”). The Participant’s execution or acceptance of an Agreement shall constitute the Participant’s acknowledgment that the Participant is subject to the Clawback Policies (as applicable) and that such Participant’s Award may be subject to recoupment to the extent provided in such Clawback Policies. Nothing herein shall be construed as limiting any right of the Company to impose additional restrictions or other conditions with respect to an Award.

19.12    Effective Date/Term. The effective date of the Plan shall be the date on which the Plan is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware. The Plan shall terminate on the Termination Date. No Award shall be granted after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

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V71668-P28707

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CVR ENERGY, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR ALL" NOMINEES LISTED IN PROPOSAL 1:

	For All	Withhold All	For All Except
1. To elect eight directors for terms of one year each, to serve until their successors have been duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dustin DeMaria
02) Jaffrey A. Firestone
03) Robert E. Flint
04) Colin Kwak
05) David L. Lamp
06) Stephen Mongillo
07) Mark J. Smith
08) Julia Heidenreich Voliva

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" PROPOSALS 2, 3 AND 4:

	For	Against	Abstain
2. To approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐
3. To approve the Third Amended & Restated CVR Energy, Inc. 2007 Long-Term Incentive Plan.	☐	☐	☐
4. To ratify the appointment of Grant Thornton LLP as CVR Energy, Inc.'s independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: Such other matters as may properly come before the meeting or any adjournments or postponements thereof will be voted on by the proxy holders in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V71669-P28707

CVR ENERGY, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS
June 5, 2025, 11:30 AM (CDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dane J. Neumann, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, and Melissa M. Buhrig, Executive Vice President, General Counsel and Secretary, and each or any of them, with full power of substitution and revocation, to vote as proxies for the undersigned as herein stated at the 2025 Annual Meeting of Stockholders of CVR Energy, Inc. (the "Company") to be held via live webcast at www.virtualshareholdermeeting.com/CVI2025 on Thursday, June 5, 2025 at 11:30 a.m. (CDT), and at any adjournments or postponements thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials.

IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY.

Continued and to be signed on reverse side